                                                                   Exhibit 10.55


DEBTOR-IN-POSSESSION FINANCING AGREEMENT

Dated as of October 9, 2001

among

RAILWORKS CORPORATION,
as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as Guarantors,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent

TABLE OF CONTENTS

SECTION 1 DEFINITIONS.............................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Computation of Time Periods....................................................................18
         1.3      Accounting Terms; Certain Calculations.........................................................18

SECTION 2 CREDIT FACILITIES......................................................................................18
         2.1      Commitments....................................................................................18
         2.2      Method of Borrowing............................................................................19
         2.3      Type of Loans; Interest........................................................................20
         2.4      Repayment......................................................................................20
         2.5      Notes..........................................................................................20
         2.6      Additional Provisions relating to Letters of Credit............................................20
         2.7      Additional Provisions relating to Swingline Loans..............................................23

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................................24
         3.1      Default Rate...................................................................................24
         3.2      [Reserved].....................................................................................24
         3.3      Prepayments....................................................................................24
         3.4      Termination and Reduction of Commitments.......................................................25
         3.5      Fees...........................................................................................25
         3.6      [Reserved].....................................................................................26
         3.7      [Reserved].....................................................................................26
         3.8      Capital Adequacy...............................................................................26
         3.9      Increased Costs................................................................................26
         3.10     Taxes..........................................................................................27
         3.11     [Reserved].....................................................................................28
         3.12     [Reserved].....................................................................................28
         3.13     Pro Rata Treatment.............................................................................28
         3.14     Sharing of Payments............................................................................29
         3.15     Payments, Computations, Etc....................................................................29
         3.16     Evidence of Debt...............................................................................30

SECTION 4 GUARANTY...............................................................................................31
         4.1      The Guarantee..................................................................................31
         4.2      Obligations Unconditional......................................................................31
         4.3      Reinstatement..................................................................................32
         4.4      Certain Additional Waivers.....................................................................32
         4.5      Remedies.......................................................................................32
         4.6      Rights of Contribution.........................................................................33
         4.7      Continuing Guarantee...........................................................................33

SECTION 5 CONDITIONS.............................................................................................33
         5.1      Conditions to Closing..........................................................................33
         5.2      Conditions to All Extensions of Credit.........................................................35

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................36
         6.1      Financial Condition............................................................................36
         6.2      No Changes or Restricted Payments..............................................................37
         6.3      Organization; Existence; Compliance with Law...................................................37
         6.4      Power; Authorization; Enforceable Obligations..................................................37
         6.5      Reserved.......................................................................................38
         6.6      No Material Litigation.........................................................................38
         6.7      No Default.....................................................................................38


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

         6.8      Ownership of Property; Liens...................................................................38
         6.9      Intellectual Property..........................................................................38
         6.10     No Burdensome Restrictions.....................................................................38
         6.11     Taxes..........................................................................................38
         6.12     ERISA..........................................................................................39
         6.13     Governmental Regulations, Etc..................................................................40
         6.14     Subsidiaries...................................................................................40
         6.15     Purpose of Extensions of Credit................................................................40
         6.16     Environmental Matters..........................................................................41
         6.17     Disclosure.....................................................................................42
         6.18     Bank Accounts..................................................................................42
         6.19     Insurance......................................................................................42
         6.20     Labor Matters..................................................................................43

SECTION 7 AFFIRMATIVE COVENANTS..................................................................................43
         7.1      Financial Statements...........................................................................43
         7.2      Certificates; Other Information................................................................46
         7.3      Notices........................................................................................46
         7.4      Payment of Obligations.........................................................................47
         7.5      Conduct of Business and Maintenance of Existence...............................................48
         7.6      Maintenance of Property; Insurance.............................................................48
         7.7      Books and Records; Inspection of Property; Discussions; Consultant; Crisis Manager.............48
         7.8      Environmental Laws.............................................................................49
         7.9      [Reserved].....................................................................................49
         7.10     [Reserved].....................................................................................49
         7.11     Additional Guaranties and Stock Pledges........................................................49
         7.12     Ownership of Subsidiaries......................................................................50
         7.13     Application of Proceeds........................................................................50
         7.14     Compliance with Budgets........................................................................50
         7.15     TP&S Payment Account; Bonded Receivables; Payments; Reinvestment Account.......................50
         7.16     Payment of Taxes, Etc..........................................................................51

SECTION 8 NEGATIVE COVENANTS.....................................................................................51
         8.1      Indebtedness...................................................................................51
         8.2      Liens..........................................................................................52
         8.3      Consolidation, Merger, Divestiture, etc........................................................52
         8.4      Acquisitions...................................................................................52
         8.5      Investments....................................................................................52
         8.6      Ownership of Equity Interests..................................................................53
         8.7      Fiscal Year....................................................................................53
         8.8      Restricted Payments............................................................................53
         8.9      Sale Leasebacks................................................................................53
         8.10     No Further Negative Pledges....................................................................53
         8.11     Limitations on Transactions with Affiliates....................................................53
         8.12     [Reserved].....................................................................................53
         8.13     Payment of Other Indebtedness..................................................................53
         8.14     Investment Banking and Finder's Fees...........................................................54
         8.15     Maximum Capital Expenditures...................................................................54
         8.16     Minimum TP&S Group EBITDA......................................................................54
         8.17     No Material Pleadings..........................................................................54
         8.18     Modification of Contractual Obligations........................................................55
         8.19     Accounting Changes.............................................................................55

SECTION 9 PRIORITY AND LIENS.....................................................................................55
         9.1      Priority and Liens.............................................................................55


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

SECTION 10 EVENTS OF DEFAULT.....................................................................................56
         10.1     Events of Default..............................................................................56
         10.2     Acceleration; Remedies.........................................................................59

SECTION 11 AGENTS................................................................................................59
         11.1     Appointment and Authorization of Agents........................................................59
         11.2     Delegation of Duties...........................................................................59
         11.3     Liability of Agents............................................................................60
         11.4     Reliance by Agents.............................................................................60
         11.5     Notice of Default..............................................................................60
         11.6     Credit Decision; Disclosure of Information by Agent............................................61
         11.7     Indemnification of Agent.......................................................................61
         11.8     Agents in their Individual Capacity............................................................61
         11.9     Successor Agents...............................................................................62
         11.10    Other Agents; Lead Managers....................................................................62

SECTION 12 MISCELLANEOUS.........................................................................................62
         12.1     Notices........................................................................................62
         12.2     Right of Set-Off...............................................................................64
         12.3     Successors and Assigns.........................................................................64
         12.4     No Waiver; Remedies Cumulative.................................................................66
         12.5     Payment of Expenses; Indemnity, etc............................................................66
         12.6     Amendments, Waivers and Consents...............................................................67
         12.7     Counterparts...................................................................................68
         12.8     Headings.......................................................................................68
         12.9     Survival.......................................................................................68
         12.10    Governing Law; Submission to Jurisdiction; Venue...............................................68
         12.11    Severability...................................................................................68
         12.12    Entirety.......................................................................................69
         12.13    Binding Effect; Termination....................................................................69
         12.14    Confidentiality................................................................................69
         12.15    Source of Funds................................................................................69
         12.16    Conflict.......................................................................................70
         12.17    Limitation on Liability........................................................................70

                                    SCHEDULES

Schedule 2.1               Commitments
Schedule 2.2(a)(i)         Form of Notice of Borrowing
Schedule 2.2(a)(ii)        Form of Notice of Request for Letter of Credit
Schedule 2.5               Form of Revolving Note
Schedule 5.1(d)            Form of Interim DIP Financing Order
Schedule 6.2               No Changes
Schedule 6.8               Liens
Schedule 6.14(a)           Subsidiaries
Schedule 6.14(b)           Guarantors
Schedule 6.14(c)           Track Group
Schedule 6.14(d)           P&S Group
Schedule 6.14(e)           Transit Group
Schedule 6.15(a)           Specified Contracts
Schedule 6.18              Bank Accounts
Schedule 7.2(b)            Form of Officer's Compliance Certificate
Schedule 7.11              Form of Joinder Agreement
Schedule 7.12              Ownership of Subsidiaries
Schedule 8.14              Investment Banking and Finder's Fees
Schedule 9.1               Specified Equipment
Schedule 12.1              Lenders' Addresses
Schedule 12.3(b)           Form of Assignment and Acceptance

DEBTOR-IN-POSSESSION FINANCING AGREEMENT

         THIS DEBTOR-IN-POSSESSION FINANCING AGREEMENT (this "Agreement") dated as of October 9, 2001 is by and among RAILWORKS CORPORATION, a Delaware corporation (the "Borrower"), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

         WHEREAS, on September 20, 2001 (the "Filing Date"), the Borrower and its Domestic Subsidiaries (as hereinafter defined) each filed a voluntary petition for relief (collectively, the "Bankruptcy Cases") under Chapter 11 of the Bankruptcy Code (as hereinafter defined) with the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the "Bankruptcy Court"); and

         WHEREAS, in connection with the filing of the Bankruptcy Cases, the Borrower made a promissory note (the "Emergency Note") in favor of CSFB Global Opportunities Advisers, LLC ("CSFB"), as agent for one or more financial institutions, in the aggregate principal amount of $10,000,000, evidencing an emergency loan made in such amount by such financial institutions to the Borrower; and

         WHEREAS, the Credit Parties (as hereinafter defined) continue to operate their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Credit Parties have an immediate need for funds to continue to operate their businesses and the Credit Parties have been unable to obtain sufficient unsecured credit or to incur sufficient unsecured debt from any other source sufficient to continue their business operations; and

         WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower through a post-petition financing facility in an aggregate principal amount of up to $35,000,000; and

         WHEREAS, the Credit Parties have agreed to secure their obligations hereunder with first priority liens on and security interests in, subject to specified exceptions, all of their respective real, personal and intangible property (other than Excluded Assets (as hereinafter defined)), in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code); and

         WHEREAS, pursuant to Section 364(c)(1) of the Bankruptcy Code, the Credit Parties agree and acknowledge that their obligations arising hereunder shall constitute allowed administrative expense claims in the Bankruptcy Cases, having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, except the claims specifically granted priority under the terms of this Agreement and the interim and final orders relating thereto; and

         WHEREAS, the Lenders have indicated their willingness to agree to lend such amounts to the Borrower pursuant to Sections 364(c)(1), (c)(2) and (c)(3) and Section 364(d)(1) of the Bankruptcy Code on the terms and conditions of this Agreement; and

         WHEREAS, on the date hereof, the Borrower, the guarantors from time to time party thereto, the lenders named therein (the "Transit Lenders") and CSFB, as administrative agent, are entering into that certain the Debtor-in-Possession Transit Revolving Credit Agreement (the "Transit Revolving Credit Agreement"), pursuant to which, among other things, the Transit Lenders shall provide a secured super-priority revolving credit facility to the Borrower in an aggregate principal amount not to exceed $30,000,000, for the purposes specified therein; and

         WHEREAS, on the date hereof, the Borrower, certain Subsidiaries of the Borrower and Travelers (as hereinafter defined) are entering into that certain Transit Debtor in Possession Bond Facility (the "Bond Credit Agreement"), pursuant to which, among other things, Travelers shall provide a facility for the issuance of surety bonds in an aggregate principal amount of up to $100,000,000 for the purposes specified therein; and

         WHEREAS, on the date hereof, the Borrower, the lenders from time to time party thereto (the "Bond Support Lenders"), the guarantors from time to time party thereto, the letter of credit issuers identified therein and CSFB, as administrative agent, are entering into that certain Debtor-in-Possession Bond Support Credit Agreement (the "Bond Support Credit Agreement"), pursuant to which, among other things, the Bond Support Lenders shall provide a super-priority (a) term loan facility and (b) letter of credit facility, in an aggregate principal amount of up to $40,000,000 for the purposes specified therein.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Item 26.  SECTION 1
DEFINITIONS

Item 27.

         (a)      1.1      DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "Acquisition" means any transaction in which any Credit Party directly or indirectly (a) acquires any Property with which an ongoing business is conducted or is to be conducted, (b) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (c) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the Voting Stock of a corporation, other than the acquisition of Voting Stock of a wholly-owned Subsidiary solely in connection with the organization and capitalization of that Subsidiary by such Credit Party, or (d) acquires control of more than 50% ownership interest in any Person.

         "Additional Fee" shall have the meaning set forth in Section 3.5(c).

         "Adjusted Prime Rate" means the Prime Rate plus three percent (3.0%).

         "Administrative Agent" has the meaning specified in the preamble hereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent-Related Persons" means each Agent (including any successor Agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" means the Administrative Agent and the Collateral Agent.

         "Aggregate Committed Amount" means THIRTY-FIVE MILLION DOLLARS ($35,000,000), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Aggregate Revolving Loan Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Schedule 12.3(b).

         "Bank of America" means Bank of America, N.A., and its successors.

         "Bankruptcy Cases" has the meaning specified in the recitals hereto.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Court" has the meaning specified in the recitals hereto.

         "Bond Credit Agreement" has the meaning specified in the recitals hereto.

         "Bond Support Administrative Agent" means CSFB, as administrative agent under the Bond Support Credit Agreement, and any successor thereto.

         "Bond Support Credit Agreement" has the meaning specified in the recitals hereto.

         "Bond Support Lenders" has the meaning specified in the recitals hereto.

         "Bonded Receivables Account" has the meaning specified in Section 7.15(b).

         "Bonded Receivables Proceeds" means the proceeds of any and all Receivables payable in connection with any job bonded by a surety prior to the Filing Date.

         "Bonded Receivables Surplus Proceeds" shall mean the proceeds of the amount of any Receivables payable on a contract or other obligation bonded by a surety left after deducting (a) the total amount of all claims, obligations or expenses incurred (including, without limitation, attorneys' fees) to be paid by the surety on account of its bond, and (b) the amounts paid by the surety with respect to such contract or obligation, determined after all of the surety's obligations with respect to such contract or obligation have been fully satisfied and no further obligation remains outstanding.

         "Borrower" has the meaning specified in the preamble hereto.

         "Borrowing Base" means, as of any day, an amount equal to the sum of
(a) seventy-five percent (75%) of Eligible Receivables, plus (b) sixty-five percent (65%) of Eligible Receivables Retainage, plus (c) forty-five percent (45%) of Eligible Inventory, plus (d) the aggregate amount of cash and Cash Equivalents held in the Reinvestment Account, plus (e) the aggregate amount of cash and Cash Equivalents held in the Bonded Receivables Account, other than amounts received on a project for which a surety has made a payment or been subject to a demand for payment or performance by any beneficiary of the surety bond, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 7.1(d).

         "Borrowing Base Certificate" has the meaning specified in Section
7.1(d).

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, Baltimore, Maryland or New York, New York are authorized or required by law to close.

         "Business Plan" has the meaning specified in Section 7.1(e)(vi).

         "Businesses" has the meaning specified in Section 6.16(a).

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Lease Obligation" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Carve-Out" has the meaning specified in Section 9.1(a).

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days, (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f), and (h) other Investments deemed to be cash equivalents in accordance with GAAP.

         "Cass County Contract" means that certain agreement, dated as of September 21, 1999, by and among Neosho Construction Company, Incorporated and the Texas Department of Transportation, Cass County, which has been bonded by Reliance (Travelers), bond number B2968607 and which the estimated loss therefor is $1,132,000.

         "Change of Control" means the occurrence of either of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, a corporation owned directly or indirectly by the stockholders of the Borrower or any of their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 50% or more of the total voting power represented by the Borrower's then outstanding securities that vote generally in the election of directors; or
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Borrower's Board of Directors and any new directors whose election by the Borrower's Board of Directors or nomination for election by the Borrower's stockholders was approved by a vote or a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Borrower's Board of Directors.

         "Closing Date" means the date on which the conditions specified in
Section 5 are satisfied (or waived in accordance with Section 12.6).

         "Collateral" means the Property subject to the security interests and liens granted to the Collateral Agent under this Agreement and the other Credit Documents.

         "Collateral Agent" means Bank of America in its capacity as collateral agent for the Lenders, together with its successors in such capacity.

         "Commitment Fee" has the meaning specified in Section 3.5(b).

         "Commitments" means the Revolving Commitments, the LOC Commitment and the Swingline Commitment.

         "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

         "Consultant" has the meaning specified in Section 7.7(d).

         "Contractual Obligation" means, as to any Credit Party, any provision of any security issued by such Credit Party or of any material agreement, instrument or undertaking to which such Credit Party is a party or by which it or any of its property is bound.

         "Credit Documents" means, collectively, this Agreement, the Notes, the LOC Documents, the Pledge Agreement, the Security Agreement, each Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Credit Party" means any of the Borrower and the Guarantors.

         "CSFB" has the meaning set forth in the recitals hereto.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means, at any time, any Lender that, at such time,
(i) has failed to make an Extension of Credit required pursuant to the terms of this Agreement, (ii) has failed to pay to any Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

         "DIP Financing Order" means the Interim DIP Financing Order or the Final DIP Financing Order, as applicable.

         "Divestiture" means any transaction by which any member of the TP&S Group sells, leases, transfers or otherwise disposes of (a) any Property or (b) the Capital Stock of a member of the TP&S Group, in each case other than (i) the sale of inventory in the ordinary course of business, (ii) the sale, lease, transfer or other disposition of plant, property and equipment which is no longer used or useful in the business of the members of the TP&S Group, (iii) the sale, lease, transfer or other disposition of plant, property and equipment (other than Specified Equipment) to the extent that the Net Cash Proceeds thereof are (A) promptly deposited into a cash collateral account maintained with the Administrative Agent (the "Reinvestment Account") and (B) withdrawn from the Reinvestment Account only to reinvest such Net Cash Proceeds in similar property of at least equal collateral value within six (6) months of the date of such sale, lease, transfer or other disposition (and such reinvested amounts shall constitute Capital Expenditures for purposes of this Agreement) (each such reinvestment is a "Qualifying Reinvestment"), and (iv) the sale, lease, transfer or other disposition of Property or Capital Stock of a member of the TP&S Group to a Domestic Credit Party.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Credit Party" means any Credit Party that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Domestic Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent; provided, however, that no Person competing directly or indirectly with any business conducted by any Credit Party shall qualify as an Eligible Assignee.

         "Eligible Inventory" means, as of any date of determination, the aggregate book value (based on a FIFO valuation) of all inventory owned by the members of the TP&S Group on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the members of the TP&S Group, but excluding in any event inventory which is subject to any Lien that is not a Permitted Lien.

         "Eligible Receivables" means, as of any date of determination, the aggregate book value of all accounts, accounts receivable, receivables and obligations for payment created or arising from the sale or lease of inventory or goods or the rendering of services in the ordinary course of business (whether or not they have been earned by performance), owned by or owing to the members of the TP&S Group on a consolidated basis after deducting retainage and allowances or reserves relating thereto, as shown on the books and records of the members of the TP&S Group (except to the extent the Administrative Agent determines in its reasonable discretion that any reserves shown on such books and records are insufficient, in which case such reserves shall, for purposes hereof, be increased to an amount determined by the Administrative Agent in its reasonable discretion) (collectively, the "Receivables"), but excluding in any event (a) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (b) any Receivable which is (i) not subject to a perfected, first priority Lien in favor of the Collateral Agent to secure the Revolving Obligations (whether as a result of a subcontract or Lien or similar or related claim), (ii) subject to any other Lien that is not a Permitted Lien or (iii) subject to any asserted counterclaim or offset, (c) Receivables owing on a project for which a surety has made a payment or been subject to a demand for payment or performance by any beneficiary of the surety bond, (d) Receivables that are more than 90 days past due under customary terms and (e) Receivables relating to the Grand Cane Contract.

         "Eligible Receivables Retainage" means, as of any date of determination, the aggregate book value of that portion of Receivables owned by or owing to the members of the TP&S Group on a consolidated basis consisting of retainage, but excluding in any event (a) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (b) any Receivable which is (i) not subject to a perfected, first priority Lien in favor for the Collateral Agent to secure the Revolving Obligations (whether as a result of a subcontract or Lien or similar or related claim), (ii) subject to any other Lien that is not a Permitted Lien or (iii) subject to any asserted counterclaim or offset, (c) Receivables owing a project for which a surety has made a payment or been subject to a demand for payment or performance by any beneficiary of the surety bond and (d) Receivables relating to the Grand Cane Contract.

         "Emergency Note" has the meaning specified in the recitals hereto.

         "Environmental Laws" means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Transaction" means, with respect to any Credit Party, any issuance of shares of its Capital Stock, other than (a) an issuance by a Guarantor to a Domestic Credit Party, (b) an issuance in connection with a conversion of debt securities to equity, (c) an issuance in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (d) an issuance needed to qualify directors under applicable law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

         "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Event of Default" has the meaning specified in Section 10.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means (a) avoidance actions (and proceeds thereof) under Chapter 5 of the Bankruptcy Code other than actions under Section 549 thereof, (b) the percentage of the Capital Stock of Foreign Subsidiaries that are members of the TP&S Group that is not pledged under the Pledge Agreement,
(c) the Specified Contracts and (d) the Property of the member of the TP&S Group used in and necessary for completion of the Specified Contracts (except for the Specified Equipment).

         "Expense Account" has the meaning specified in Section 7.13(c).

         "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

         "Facilities" has the meaning specified in Section 6.16(a).

         "Fees" means all fees payable pursuant to Section 3.5.

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Filing Date" has the meaning specified in the recitals hereto.

         "Final DIP Financing Order" means the final order entered by the Bankruptcy Court authorizing and approving the Credit Documents, the Financing Agreements and, in each case, the transactions contemplated thereby, which shall include, without limitation, the provisions required to be included in the Interim DIP Financing Order pursuant to Section 5.1(d) and otherwise be in form and substance satisfactory to the Administrative Agent.

         "Financing Agreements" means, collectively, (a) the "Credit Documents", as defined in the Transit Revolving Credit Agreement, (b) the Bond Credit Agreement, the Bonds (as defined in the Bond Credit Agreement) and all other agreements and documents issued or delivered in connection therewith, and (c) the "Credit Documents", as defined in the Bond Support Agreement.

         "Forecast" has the meaning set forth in Section 7.1(c)(iii).

         "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

         "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

         "General Corporate Overhead Expenses" means the expenses of the corporate office that are not specifically allocable to either the Transit Group or the TP&S Group.

         "General Restructuring Costs" are the restructuring costs that are not specifically allocable to either the Transit Group or the TP&S Group.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Grand Cane Contract" means that certain agreement, dated as of October 20, 1998, by and among Neosho Construction Company, Incorporated and Louisiana Department of Transportation and Development relating to the project Grand Cane to Kickapoo, U.S. Highway 171, DeSoto Parish, Louisiana.

         "Guaranteed Obligations" means, as to each Guarantor, without duplication, all obligations of the Borrower to the Lenders and the Agents, whenever arising, under this Agreement, the Notes or the other Credit Documents.

         "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with its successors and permitted assigns.

         "Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the Property which is subject to the Lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any Securitization Transaction and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP ("Synthetic Leases"). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

         "Information" has the meaning specified in Section 12.14.

         "Initial TP&S Budget" has the meaning specified in Section 7.1(e)(iv).

         "Intellectual Property" means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, as each of those terms are defined in the Security Agreement.

         "Interim DIP Financing Order" means the interim order entered by the Bankruptcy Court authorizing and approving, subject to the approval of the Final DIP Financing Order, the Credit Documents, the Financing Agreements and the transactions contemplated hereby, which order shall be in substantially the form of Schedule 5.1(d) and otherwise be in form and substance satisfactory to the Lenders and the Administrative Agent.

         "Interim Period" means the period commencing on the date of entry of the Interim DIP Financing Order and ending on the earlier of (i) 45 days thereafter and (ii) the date of entry of the Final DIP Financing Order by the Bankruptcy Court.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

         "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Support Obligation incurred for the benefit of such Person.

         "Issuing Lender" means Bank of America acting in such capacity, and its successors and assigns acting in such capacity.

         "Issuing Lender Fees" has the meaning specified in Section 3.5(a)(ii).

         "Joinder Agreement" means a joinder agreement substantially in the form of Schedule 7.11 hereto executed and delivered by a Domestic Subsidiary which is a member of the TP&S Group in accordance with the provisions of Section 7.11.

         "Lenders" means the Persons identified on the signature pages hereto as "Lenders" and their successors and assigns.

         "Letter of Credit" has the meaning specified in Section 2.1(b).

         "Letter of Credit Fee" has the meaning specified in Section 3.5(a)(i).

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

         "Loans" means the Revolving Loans and the Swingline Loans.

         "LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit and the commitment of each Lender to purchase participation interests in the Letters of Credit up to such Lender's Revolving Commitment Percentage of the LOC Committed Amount.

         "LOC Committed Amount" has the meaning specified in Section 2.1(b).

         "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), operations, business, prospects, assets or liabilities of the Credit Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform any obligation under the Credit Documents, (c) the legality, validity or enforceability of any Credit Document,
(d) the perfection or priority of the Liens granted pursuant hereto and the other Credit Documents or (e) the rights and remedies of the Lenders under the Credit Documents or the DIP Financing Order.

         "Material Pleading" means any of the following items filed with the Bankruptcy Court, (i) a plan of reorganization, (ii) a disclosure statement with respect to a plan of reorganization, (iii) a motion to extend the Credit Parties' exclusive right to file a plan of reorganization and solicit acceptances in connection thereto, (iv) a motion, under Section 363 of the Bankruptcy Code, to sell, lease or otherwise dispose of an asset or assets of the estate in an amount not to exceed $1,000,000 for any sale, lease or other disposition and $5,000,000 in the aggregate for all sales, leases and other dispositions, (v) a motion, under Section 363 of the Bankruptcy Code, to implement, adopt or revise an employee retention, severance or similar program,
(vi) a motion, under Section 364 of the Bankruptcy Code, for any "debtor-in-possession financing" (other than the debtor-in-possession financing authorized in the DIP Financing Order) that does not provide for the repayment in full of the Revolving Obligations on the date the first loan is made under such other financing, (vii) a motion, under Section 105 of the Bankruptcy Code, to substantively consolidate either (A) the estate of the Borrower with the estate of any other member of the Consolidated Group or (B) the estate of any Guarantor with the estate of any member of the Consolidated Group that is not a Guarantor, and (viii) any other pleading that would impair, or would have the effect of impairing, the Borrower's ability to repay its obligations arising hereunder or under the DIP Financing Order.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Miscellaneous Letters of Credit" has the meaning specified in Section 6.15(b).

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than any Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Divestiture, net of
(a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) paid or payable as a result thereof, (b) taxes paid or payable as a result thereof, (c) repayment of Indebtedness that is required to be repaid in connection with such Divestiture, and (d) appropriate amounts to be provided by such Credit Party, as a reserve, in accordance with GAAP, against liabilities associated with such Divestiture and retained by such Credit Party after such Divestiture, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Divestiture; provided that "Net Cash Proceeds" shall include an amount equal to any reserves previously taken against liabilities associated with Divestitures immediately upon those reserves being determined to be in excess of such liabilities. The "Net Cash Proceeds" shall also include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Credit Party.

         "Notes" means the Revolving Notes.

         "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.2(a)(i).

         "Notice of Request for Letter of Credit" means a written notice of request for a Letter of Credit in substantially the form of Schedule 2.2(a)(ii).

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Other Taxes" has the meaning specified in Section 3.10(b).

         "P&S Group" means the Borrower (with respect to the "products & services" segment of its business), the Guarantors identified on Schedule 6.14(d) and any other Domestic Subsidiary that is a part of the "products & services" segment of the Borrower's business.

         "P&S Group Capital Expenditures" means, for any period for the P&S Group, capital expenditures of the P&S Group for such period on a consolidated basis determined in accordance with GAAP for such period.

         "Participant" shall have the meaning given such term in Section
12.3(d).

         "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.6(c), in Swingline Loans as provided in Section 2.7 and in Loans as provided in Section 3.14.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Permitted Expenses" means any fees or expenses paid by any Credit Party in accordance with the DIP Financing Order and as otherwise allowed by the Bankruptcy Court.

         "Permitted Investments" means Investments which are (a) Investments that are approved by the Bankruptcy Court; (b) cash and Cash Equivalents; (c) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (d) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from obligors; (e) Support Obligations permitted by Section 8.1; (f) Investments existing on the Filing Date; and (g) Investments by any Credit Party in and to a Domestic Credit Party.

         "Permitted Liens" means:

         (a) Liens granted to the Collateral Agent and the Lenders under the Credit Documents;

         (b) Liens in favor of the Pre-Petition Agents and the Pre-Petition Lenders in connection with the Pre-Petition Credit Facility, and any adequate protection liens granted thereto pursuant to the DIP Financing Order;

         (c)      the Carve-Out and the UST/Clerk Fees;

         (d) Liens relating to periods or arising after the Filing Date (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (e) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carriers', suppliers', landlords', and other like Liens; provided that (i) for any such Liens arising before the Filing Date, the enforcement and collection of such Liens is stayed by section 362 of the Bankruptcy Code, and (ii) for any such Liens arising after the Filing Date, such Liens secure only amounts not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (f) Liens (other than Liens created or imposed under ERISA) consisting of deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (g) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

         (h) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

         (i) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Sections 8.1(b) and 8.1(c), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with the purchase money transactions;

         (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

         (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

         (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (m) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.5;

         (n) the equitable interests of any surety validly acquired by right of subrogation or under applicable non-bankruptcy law to the extent such interests are (i) senior to those of the Credit Parties and the liens granted in connection with the Pre-Petition Credit Facility and (ii) have not been waived or released by Travelers as provided in the DIP Financing Order;

         (o) Liens that are perfected (but not granted) after the Filing Date to the extent such post-petition perfection is permitted under the Bankruptcy Code and which are superior under applicable law to liens granted in connection with the Pre-Petition Credit Facility;

         (p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

         (q) Liens in favor of the Transit Administrative Agent and the Transit Lenders on the Specified Contracts and on the Property used in and necessary for the completion of the Specified Contracts (except for the Specified Equipment);

         (r) Liens in respect of Indebtedness permitted under Section 8.1(e), limited solely to sums payable under the policy or policies to which such Indebtedness relates; and

         (s) Liens existing as of the Filing Date and set forth on Schedule 6.8, provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust or other enterprise or entity (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Pledge Agreement" means the Pledge Agreement dated as of the date hereof given by the Credit Parties to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such Pledge Agreement may be amended and modified from time to time.

         "Pre-Petition Agents" means the administrative agent and the collateral agent under the Pre-Petition Credit Facility and the documents related thereto.

         "Pre-Petition Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 28, 2000, as amended, by and among the Borrower, the guarantors party thereto, the lenders identified therein and Bank of America, as administrative agent.

         "Pre-Petition Credit Facility" means the $100 million revolving credit facility and the $150 million term loan credit facility provided to the Borrower pursuant to the Pre-Petition Credit Agreement.

         "Pre-Petition Credit Facility Total Obligations" means all of the outstanding obligations and other amounts under the Pre-Petition Credit Facility.

         "Pre-Petition Lenders" means the lenders party to the Pre-Petition Credit Agreement.

         "Prime Rate" means, for any day, the rate of interest per annum in effect for such day publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Prime Rate Loan" means any Loan bearing interest at a rate determined by reference to the Prime Rate.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Qualifying Reinvestment" has the meaning specified in the definition of "Divestiture".

         "Receivables" shall have the meaning assigned to such term in the definition of Eligible Receivables.

         "Register" has the meaning specified in Section 12.3(c).

         "Regulation D, O, T, U or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Reinvestment Account" has the meaning specified in the definition of "Divestiture".

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Lenders" means, at any time, (a) if there are only two Lenders, both of such Lenders, and (b) if there are more than two Lenders, Lenders having more than fifty percent (50%) of the Commitments or, if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein), provided that the Commitments of, and outstanding principal amount of Revolving Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

         "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Operating Officer, the Chief Accounting Officer and the Treasurer of the Borrower.

         "Restricted Payment" by any Person means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except (i) a dividend payable solely in shares of that class to the holders of that class, and (ii) dividends and other distributions payable to a Domestic Credit Party, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding.

         "Revolving Commitment" means the commitment of each Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Aggregate Revolving Loan Committed Amount.

         "Revolving Commitment Percentage" means, with respect to each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Revolving Loan Committed Amount at such time. The initial Revolving Commitment Percentages are set forth on Schedule 2.1.

         "Revolving Committed Amount" means, with respect to each Lender, the amount of such Lender's Revolving Commitment at such time. The initial Revolving Committed Amounts are set forth on Schedule 2.1.

         "Revolving Loans" has the meaning specified in Section 2.1(a).

         "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans and the Swingline Loans in substantially the form attached as Schedule 2.5, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Revolving Obligations" means the Revolving Loans, the LOC Obligations and the Swingline Loans.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SEC" means the Securities and Exchange Commission and any successor Governmental Authority.

         "Second 45-Day Budget" has the meaning specified in Section 7.1(e)(iv).

         "Securitization Transaction" means any financing transaction or series of financing transactions entered into by a Credit Party pursuant to which such Credit Party may sell, convey or otherwise transfer to (a) a Subsidiary or Affiliate (a "Securitization Subsidiary"), or (b) any other Person, or may grant a security interest in, any receivables or interests therein secured by merchandise or services financed thereby (whether such receivables are then existing or arising in the future) of such Credit Party, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Security Agreement" means the Security Agreement dated as of the date hereof given by the Credit Parties to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such Security Agreement may be amended and modified from time to time.

         "Senior Lien" means the Liens granted to the Collateral Agent for and on behalf of the Lenders pursuant to this Agreement and the other Credit Documents that have been granted secured status by the Bankruptcy Court pursuant to sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code subject only to (a) any statutory liens existing as of the Filing Date that by statute are senior to the liens of the Pre-Petition Lenders, (b) any purchase money security interests under applicable law existing as of the Filing Date which are senior to the liens in favor of the Pre-Petition Lenders arising prior to the Filing Date, (c) those senior liens and interests arising as a matter of law as a result of equitable subrogation or other applicable non-bankruptcy law in favor of Travelers, as issuer of surety bonds and as administrator for it and certain other surety companies that have issued surety bonds on behalf of the Credit Parties, (d) the Carve-Out and (e) UST/Clerk Fees.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Specified Contracts" means (a) the Cass County Contract and (b) any other contracts identified by the Administrative Agent to the Transit Administrative Agent within 30 days after the Filing Date; provided that (A) the Administrative Agent may identify no more than three such additional contracts and (B) the aggregate estimated loss of those additional contracts (as determined by the most recent good faith calculation by the Borrower's management at the time of identification of such contract by the Administrative Agent) shall not exceed $1,868,000.

         "Specified Divestiture" means the sale, lease, transfer or other disposition of (a) any Capital Stock in or Property of any Foreign Subsidiary for which Travelers provided bonding support and (b) any Property of any member of the TP&S Group that is used in, and necessary for the completion of, any job supported by bonds issued by Travelers, unless such bonds are collateralized or otherwise assured of satisfaction in a manner reasonably acceptable to Travelers.

         "Specified Equipment" means the equipment identified on Schedule 9.1 hereto.

         "Statutory Committee" has the meaning specified in Section 9.1.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Notwithstanding anything herein to the contrary, the term "Subsidiary" shall not include Hovey South, Inc., a Georgia corporation. Unless otherwise identified, "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof, but specifically excluding guaranties or other assurances with respect to any Credit Party's performance obligations under bids or contracts made or entered into in the ordinary course of business. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

         "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans up to the Swingline Committed Amount and the commitment of each Lender to purchase participation interests in Swingline Loans up to such Lender's Revolving Commitment Percentage of the Swingline Committed Amount.

         "Swingline Committed Amount" has the meaning specified in Section
2.1(c).

         "Swingline Lender" means Bank of America acting in such capacity, and its successors and assigns in such capacity.

         "Swingline Loans" has the meaning specified in Section 2.1(c).

         "Synthetic Leases" shall have the meaning assigned to such term in the definition of "Indebtedness".

         "Termination Date" means the earlier of (i) the date of consummation of the sale of all or substantially all of the core businesses of the TP&S Group as determined by the Administrative Agent in its reasonable discretion, (ii) the confirmation and substantial consummation (as determined by the Administrative Agent in its reasonable discretion) of a plan of reorganization under Chapter 11 of the Bankruptcy Code for any member of the TP&S Group and (iii) September 30, 2002.

         "TP&S Budget" has the meaning specified in Section 7.1(e)(iv).

         "TP&S Corporate Overhead Expenses" means the expenses of the corporate office that are specifically allocable to the TP&S Group.

         "TP&S Group" means the Borrower (with respect to the "track" and "products & services" segments of its business), the Guarantors and any other Domestic Subsidiary that is a part of the "track" or "products and services" segment of the Borrower's business.

         "TP&S Group EBITDA" means, for any period for the TP&S Group, the sum of (a) TP&S Group Net Income for such period plus (b) to the extent deducted in determining TP&S Group Net Income for such period, (i) TP&S Group Interest Expense, (ii) federal, state, local and foreign income, franchise, withholding, value added and similar taxes, (iii) depreciation and amortization and (iv) bankruptcy and restructuring costs and bank fees minus (c) to the extent not deducted in determining TP&S Group Net Income for such period, forty-two percent (42%) of General Corporate Overhead Expenses for such period, in each case on a consolidated basis determined in accordance with GAAP for such period.

         "TP&S Group Interest Expense" means, for any period for the TP&S Group, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined on a consolidated basis in accordance with GAAP for such period.

         "TP&S Group Net Income" means, for any period for the TP&S Group, net income (or loss) determined on a consolidated basis in accordance with GAAP for such period.

         "TP&S Letters of Credit" has the meaning specified in Section 6.15.

         "TP&S Payment Account" has the meaning specified in Section 7.15.

         "TP&S Restructuring Costs" are the restructuring costs that are specifically allocable to the TP&S Group.

         "Track Group" means the Borrower (with respect to the "track" segment of its business), the Guarantors identified on Schedule 6.14(c) and any other Domestic Subsidiary that is a part of the "track" segment of the Borrower's business.

         "Track Group Capital Expenditures" means, for any period for the Track Group, capital expenditures of the Track Group for such period on a consolidated basis determined in accordance with GAAP for such period.

         "Transit Administrative Agent" means CSFB, as administrative agent under the Transit Revolving Credit Agreement, and any successor thereto.

         "Transit Group" means the Borrower (with respect to the "transit" segment of its business), the Subsidiaries identified on Schedule 6.14(e) and any other Domestic Subsidiary that after the Closing Date becomes a part of the "transit" segment of the Borrower's business.

         "Transit Lenders" has the meaning specified in the recitals hereto.

         "Transit Revolving Credit Agreement" has the meaning specified in the recitals hereto.

         "Travelers" means Travelers Casualty & Surety Company of America and any of its Affiliates and Subsidiaries.

         "UCC" means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

         "United States Trustee" means the United States trustee, appointed pursuant to 28 U.S.C. ss.581, for the District of Maryland.

         "UST/Clerk Fees" has the meaning set forth in the Interim DIP Financing Order as supplemented or amended by the Final DIP Financing Order.

         "Variance Analysis" has the meaning set forth in Section 7.1(c)(iii).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

(b)      1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

(c)      1.3      ACCOUNTING TERMS; CERTAIN CALCULATIONS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and/or Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or monthly financial statements delivered pursuant to Section 7.1; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

Item 28.  SECTION 2
CREDIT FACILITIES

(a)      2.1      COMMITMENTS.

         (a) Revolving Loan Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower in Dollars from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Aggregate Revolving Loan Committed Amount").

         (b) Letter of Credit Commitment. During the Commitment Period, in reliance upon the agreement of the Lenders set forth in Section 2.6 and subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such standby letters of credit (the "Letters of Credit") in Dollars as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that:

                  (i) the aggregate amount of LOC Obligations at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "LOC Committed Amount");

                  (ii) the aggregate amount of LOC Obligations relating to Miscellaneous Letters of Credit at any time shall not exceed $1,000,000;

                  (iii) the issuance of a TP&S Letter of Credit shall be subject to the consent of the Administrative Agent, provided that such consent shall be given by the Administrative Agent:

                           (A) on an automatic expedited basis, if (x) the aggregate face amount of the requested TP&S Letter of Credit is less than $500,000 and (y) the sum of the aggregate face amount of all TP&S Letters of Credit outstanding at the time of such request plus the face amount of the requested TP&S Letter of Credit does not exceed $5,000,000;

                           (B) in the Administrative Agent's reasonable discretion, if either of the conditions set forth in clause
                  (A) above are not met, unless the sum of the aggregate face amount of all TP&S Letters of Credit outstanding at the time of such request plus the face amount of the requested TP&S Letter of Credit exceeds $10,000,000, in which case clause (C) below shall apply; and

                           (C)      in the Administrative Agent's sole
                  discretion, if the aggregate face amount of all TP&S Letters of Credit outstanding at the time of such request plus the face amount of the requested TP&S Letter of Credit exceeds $10,000,000.

                  (iv) the issuance of a Miscellaneous Letter of Credit shall be subject to the consent of the Administrative Agent; provided that such consent shall be given by the Administrative Agent on an automatic expedited basis.

         (c) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender agrees to make certain revolving credit loans (the "Swingline Loans") to the Borrower in Dollars from time to time for the purposes hereinafter set forth; provided that the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"). Each Swingline Loan shall have a maturity date as the Borrower may request and the Swingline Lender may agree; provided that in no event shall the maturity date be later than the date thirty days following the initial advance of such Swingline Loan.

(b)      2.2      METHOD OF BORROWING.

         (a) Notice of Request for Extensions of Credit. The Borrower shall request an Extension of Credit hereunder as follows:

                  (i) Revolving Loans. In the case of Revolving Loans, by delivery of a Notice of Borrowing (or telephonic notice or email notice, in each case promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing. Each such notice shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed. The Administrative Agent shall give notice to each Lender promptly upon receipt of any such notice, the contents thereof and such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Letters of Credit. In the case of Letters of Credit, by delivery of a Notice of Request for Letter of Credit to the Issuing Lender (with a copy to the Administrative Agent) not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Lender). Each such notice shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which such Letter of Credit is to be issued or extended, (D) the beneficiary and
         (E) the purpose of such Letter of Credit.

                  (iii) Swingline Loans. In the case of Swingline Loans, by delivery of a Notice of Borrowing (or telephonic notice or email notice, in each case promptly confirmed in writing) to the Swingline Lender (with a copy to the Administrative Agent) not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed. Notwithstanding the foregoing, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Swingline Lender, the Borrower shall request Swingline Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith.

         (b) Minimum Amounts. Each Revolving Loan shall be in a minimum principal amount of $100,000 (or, if less, the remaining Aggregate Revolving Loan Committed Amount) and in integral multiples of $50,000 in excess thereof. Each Swingline Loan shall be in a minimum principal amount of $10,000 (or, if less, the remaining Swingline Committed Amount) and in integral multiples of $10,000 in excess thereof: provided that in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Swingline Lender, each Swingline Loan shall be in such minimum amounts, if any, provided by such agreement.

(c)      2.3      TYPE OF LOANS; INTEREST.

         Revolving Loans and Swingline Loans shall be made as Prime Rate Loans. Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on the last day of each calendar month (or at such other times as may be specified herein), equal to the Adjusted Prime Rate.

(d)      2.4      REPAYMENT.

         The principal amount of all Loans (together with all accrued interest thereon) shall be due and payable in full on the Termination Date.

(e)      2.5      NOTES.

         The Loans shall be evidenced by the Revolving Notes.

(f)      2.6      ADDITIONAL PROVISIONS RELATING TO LETTERS OF CREDIT.

         (a) Generally. If any Letter of Credit issued hereunder shall have an expiry date, whether as originally issued or by extension, extending beyond the Termination Date, the Borrower shall, on the Termination Date, either (i) cause such Letter of Credit to be surrendered to the Issuing Lender, (ii) provide to the Issuing Lender a back-to-back letter of credit in respect thereof reasonably satisfactory to the Issuing Lender or (iii) provide cash collateral to the Issuing Lender in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

         (b) Reports. The Issuing Lender will provide to the Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on each Letter of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on each Letter of Credit issued by the Issuing Lender and the activity thereon, including, among other things, the Credit Party for whose account such Letter of Credit is issued, the beneficiary, the face amount, the expiry date and the purpose (as provided by the Borrower). The Issuing Lender will provide copies of each Letter of Credit to the Administrative Agent and the Lenders promptly upon request.

         (c) Participation. Upon issuance of a Letter of Credit, each Lender shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that it intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the sum of the Adjusted Prime Rate and two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agents, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by the Lenders from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If any Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit pursuant to clause
(d) above, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan shall be immediately made to the Borrower by all such Lenders (notwithstanding any termination of the Commitments pursuant to Section 10.2) pro rata based on their respective Revolving Commitment Percentages (determined before giving effect to any termination of the Commitments pursuant to Section 10.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for such Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above, then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations related to the applicable Letter of Credit as shall be necessary to cause each Lender to share in such LOC Obligations ratably (based upon their respective Revolving Commitment Percentages (determined before giving effect to any termination of the Commitments pursuant to Section 10.2)); provided that in the event such payment is not made by any Lender on the day of drawing, such Lender shall pay to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Prime Rate.

         (f) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Guarantor, provided that, in each case notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued,
(i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Letter of Credit.

         (i)      Indemnification; Nature of Issuing Lender's Duties.

                  (i)      In addition to its other obligations under this
         Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not in any way be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection
         (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to the relevant Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (k) Limitation on Obligation of the Issuing Lender. Notwithstanding anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

         (l) Conflict with LOC Documents. Solely as among the parties hereto, in the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

(g)      2.7      ADDITIONAL PROVISIONS RELATING TO SWINGLINE LOANS.

         The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of any Swingline Loan by way of a Revolving Loan, in which case the Borrower shall be deemed to have requested such Revolving Loan in the amount of such Swingline Loan; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date, on the date of the occurrence of any Event of Default and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 10.2. Each Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for such Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto prior to or contemporaneously with such borrowing. In the event that any such Revolving Loan cannot for any reason be made on the date otherwise required above, then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in such Swingline Loan as shall be necessary to cause each Lender to share in such Swingline Loan ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4); provided that (A) all interest payable on such Swingline Loan shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (B) at the time the respective Participation Interest is funded, the purchasing Lender shall pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower, interest on the principal amount of such Participation Interest for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of funding of such Participation Interest, at a rate equal to the Federal Funds Rate.

Item 29.  SECTION 3
OTHER PROVISIONS RELATING TO CREDIT FACILITIES

(a)      3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the Adjusted Prime Rate.

(b)      3.2      [RESERVED].

(c)      3.3      PREPAYMENTS.

         (a) Voluntary Prepayments. The Loans may be prepaid in whole or in part at any time without premium or penalty; provided partial prepayments shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess; provided further that in the event that an "auto-borrow" or "zero balance" or other similar arrangement shall then be in place with the Swingline Lender, then Swingline Loans shall be prepaid in such minimum amounts, if any, provided by such agreement. Amounts repaid on the Loans may be reborrowed in accordance with the provisions hereof.

         (b)      Mandatory Prepayments.

                  (i) Revolving Obligations. If at any time (A) the aggregate principal amount of Revolving Loans shall exceed the Aggregate Revolving Loan Committed Amount, (B) the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, (C) the aggregate principal amount of

         Swingline Loans shall exceed the Swingline Committed Amount or (D) the aggregate principal amount of Revolving Obligations shall exceed the Aggregate Committed Amount, the Borrower shall immediately make payments on the Revolving Obligations (including, if necessary, payments to a cash collateral account in respect of the LOC Obligations) in an amount equal to the excess.

                  (ii) Borrowing Base. If at any time the aggregate amount of Revolving Obligations shall exceed the sum of the Borrowing Base minus $1,000,000, the Borrower shall immediately make payment on the Revolving Obligations (including, if necessary, payments to a cash collateral account in respect of the LOC Obligations) in an amount equal to the excess.

                  (iii) Divestiture. The Revolving Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Credit Party from any Divestiture.

         (c)      Application. Prepayments on Revolving Obligations pursuant to
Section 3.3(b)(ii) or Section 3.3(b)(iii) shall be applied first to the Swingline Loans, then to the Revolving Loans and then to a cash collateral account to secure the applicable LOC Obligations. Amounts repaid on the Revolving Obligations may be reborrowed in accordance with the provisions hereof.

(d)      3.4      TERMINATION AND REDUCTION OF COMMITMENTS

         (a) Voluntary Reduction of Commitments. The Commitments may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice by the Borrower to the Administrative Agent; provided that (i) after giving effect to any voluntary reduction in the Commitments, the aggregate principal amount of Revolving Obligations shall not exceed the Aggregate Committed Amount, as reduced, and (ii) partial reductions shall be in a minimum principal amount of $1,000,000 and in integral multiples of $100,000 in excess thereof.

         (b) Mandatory Reduction of Commitments. Unless the Required Lenders agree otherwise, the Aggregate Committed Amount shall be automatically and permanently reduced by an amount equal to the amount of any prepayment required by Section 3.3(b)(iii) in connection with any Divestiture to the extent that the aggregate amount of Net Cash Proceeds received from all Divestitures from and after the Closing Date exceeds $500,000.

         (c) Termination of Commitments. Unless terminated earlier in accordance with the terms of this Agreement, the Commitments hereunder shall terminate on the Termination Date.

(e)      3.5      FEES.

         (a)      Letters of Credit.

                  (i) Letter of Credit Fee. In consideration of the LOC Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") equal to one and one-half percent (1.50%) per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) beginning with the first such date to occur after the Closing Date (as well as on the Termination
         Date).

                  (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a fronting and negotiation fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration (the "Issuing Lender Fees") and (B) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, the

         Letters of Credit. The Issuing Lender Fees shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) beginning with the first such date to occur after the Closing Date (as well as on the Termination Date). The customary charges shall be payable on demand.

         (b) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "Commitment Fee") equal to one-half of one percent (0.5%) per annum on the average daily unused amount of the Aggregate Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) beginning with the first such date to occur after the Closing Date (as well as on the Termination Date). For purposes of computation of the Commitment Fee, (A) Swingline Loans shall not be counted toward or considered usage of the Aggregate Committed Amount and (B) LOC Obligations shall be counted toward and considered usage of the Aggregate Committed Amount.

         (c) Additional Fee. In the event a plan of reorganization acceptable to the Lenders, the Bond Support Lenders and the Transit Lenders has not been (i) confirmed within five (5) months after the Filing Date and/or (ii) consummated within six (6) months after the Filing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders a fee (the "Additional Fee"), on the first Business Day after such date, in the amount of $750,000.

(f)      3.6      [RESERVED].

(g)      3.7      [RESERVED].

(h)      3.8      CAPITAL ADEQUACY.

         If after the date hereof, (a) the introduction of or any change in or in the interpretation of any law or regulation, (b) compliance with any law or regulation, or (c) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments, Extensions of Credit and its other commitments and loans of similar type, then, within ten (10) Business Days of demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of any or all of such Lender's Commitments and Extensions of Credit. A certificate containing reasonably detailed calculations of such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

(i)      3.9      INCREASED COSTS.

(j)

         If, after the date hereof, due to either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans, then the Borrower shall from time to time, within ten (10) Business Days of demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate containing reasonably detailed calculations of the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(k)      3.10     TAXES.

         (a) Any and all payments by any Credit Party to or for the account of any Lender or any Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable lending office) or such Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Lender or either Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions,
(iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) such Credit Party shall furnish to such Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Credit Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.10(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.10(a) or 3.10(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.10 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

(l)      3.11     [RESERVED].

(m)      3.12     [RESERVED].

(n)      3.13     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

         (a) Obligations. Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan, each payment of interest on any Revolving Loan, each payment on or in respect of the LOC Obligations and each payment of interest thereon, each payment of the Letter of Credit Fee, each payment of the Commitment Fee and each reduction of Aggregate Committed Amount shall be allocated pro rata among the Lenders according to their respective Revolving Commitment Percentages.

         (b)      Advances.

                  (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

                  (ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                           (A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                           (B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing.

         Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(o)      3.14     SHARING OF PAYMENTS.

         (a) Lenders. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 364 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loan, LOC Obligation and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to any such Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

         (b) Lenders and Agents. Except as otherwise expressly provided in this Agreement, if any Lender or any Agent shall fail to remit to any other Agent or any other Lender an amount payable by such Lender or such Agent to such other Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such other Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

(p)      3.15     PAYMENTS, COMPUTATIONS, ETC.

         (a) Payments by the Borrower. Except as otherwise specifically provided herein, all payments of principal, interest and fees hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff, at the Administrative Agent's office specified in Section 12.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to the Lenders if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders entitled thereto on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension). Except as expressly provided otherwise herein, all computations of fees shall be made on the basis of the actual number of days elapsed over a year of 360 days and all computations of interest shall be made on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Advances by Lenders. Upon notice by the Administrative Agent of its receipt of a Notice of Borrowing in accordance with Section 2.2(a)(i), each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower, or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent.

         (c) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Revolving Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Revolving Obligations owing to such Lender;

                  THIRD, to the payment of all accrued interest and Fees on or in respect of the Revolving Obligations;

                  FOURTH, to the payment of the outstanding principal amount of the Revolving Obligations (including the payment of all LOC Obligations then reimbursable by the Borrower pursuant to Section 2.6(d), but excluding any LOC Obligations attributable to issued but undrawn Letters of Credit);

                  FIFTH, to the cash collateralization of all LOC Obligations attributable to issued but undrawn Letters of Credit;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that then outstanding Obligations held by such Lender bears to the aggregate then outstanding Obligations (to the extent permitted hereunder)) of amounts available to be applied pursuant to clauses "SECOND", "THIRD", "FOURTH" and "FIFTH" above; and (iii) all amounts available to be applied to pursuant to clause "FIFTH" above shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and
(B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(c).

(q)      3.16     EVIDENCE OF DEBT.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to Section 12.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and type of each Loan, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the Register, accounts and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register, any such account, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans and other obligations owing to such Lenders in accordance with the terms hereof.

Item 5.  SECTION 4
GUARANTY

(a)      4.1      THE GUARANTEE.

         (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender and to the Agents, as hereinafter provided, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy
Code). In such case or otherwise at the request of an Agent, each Credit Party shall take such action and shall execute and deliver all such further documents required by such Agent to cause the obligations of such Guarantor to be enforceable to the extent required by this Agreement.

(b)      4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of each of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as all of the Lenders have been paid in full, all Commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, any Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c)      4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agents or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d)      4.4      CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

(e)      4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 10.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

(f)      4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Facilities, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and Facilities exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other Facilities of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

(g)      4.7      CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Item 31.  SECTION 5
CONDITIONS

(a)      5.1      CONDITIONS TO CLOSING.

         The effectiveness of this Agreement and the obligation of each Lender to make its initial Extension of Credit on the Closing Date are subject to the satisfaction of all of the following conditions precedent:

         (a) Certain Documents. The Administrative Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

         (a)(i) From each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

         (ii) The Notes to the order of the Lenders, respectively, duly executed by the Borrower.

         (b)

         (c)(iii) Copies of each of the Financing Agreements.

(iv)     THE PLEDGE AGREEMENT, DULY EXECUTED BY THE RESPECTIVE PARTIES
THERETO.

            (v) The Security Agreement, duly executed by the respective parties thereto.

            (vi) A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (A) Willkie Farr & Gallagher, counsel for the Credit Parties, in form and substance satisfactory to the Lenders and the Administrative Agent (and the Credit Parties hereby instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders) and (B) the general counsel of the Credit Parties, in form and substance satisfactory to the Lenders and the Administrative Agent (and the Credit Parties hereby instruct such general counsel to deliver such opinion to the Administrative Agent and the Lenders).

         (d)(vii) Receipt by the Administrative Agent of the following (or their equivalent) for each of the Credit Parties, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date:

                  (A) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof.

                  (B) Organizational Documents. Copies of the organizational documents of each Credit Party.

                  (C) Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of each officer of such Credit Party who has been authorized to execute and deliver any Credit Document or other document required hereunder to be executed and delivered by or on behalf of such Credit Party.

         (viii) Good Standing. Copies, where applicable, of (A) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and (B) certificates indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities of the state of incorporation.

         (e)(ix) Officer's Certificate Regarding Conditions Precedent. A certificate, signed by a Responsible Officer of the Borrower, stating that each of the conditions specified in Sections 5.2(a) and 5.2(b) has been satisfied.

         (x) Officer's Certificate Regarding Representations and Warranties. A certificate, signed by a Responsible Officer of the Borrower, with respect to the additional representations and warranties to be made by the Credit Parties on the Closing Date.

                  (xi) Other Documents and Information. Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

         (b) Fees and Expenses. Receipt by the Administrative Agent of (i) an upfront fee, for the ratable benefit of each Lender, in an amount equal to three percent (3.00%) of the Aggregate Committed Amount, (ii) an administrative fee, for its own account, equal to $125,000, (iii) all other fees (if any) and expenses owing to the Administrative Agent and the Lenders (including, without limitation, fees and expenses of legal counsel) and (iv) the fees and expenses incurred by the Pre-Petition Agent and the Pre-Petition Lenders through the Filing Date (including, without limitation, fees and expenses of legal counsel).

         (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding (other than the Bankruptcy Cases) pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

         (d) Interim DIP Financing Order. Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent, in its sole discretion, that the Interim DIP Financing Order has been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such order is in full force and effect and has not been vacated, reversed, modified, amended, or stayed pending appeal.

         (e) Motions, Etc. The Lenders and the Administrative Agent shall have reviewed and found satisfactory all motions, orders and other pleadings or related documents to be filed or submitted to the Bankruptcy Court in connection with this Agreement.

         (f) Initial Budget. Receipt by the Administrative Agent of the Initial TP&S Budget, in form, scope and substance satisfactory to the Administrative Agent in its sole discretion.

         (g) Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate demonstrating the Borrowing Base as of August 31, 2001.

(b)      5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit being made on the Closing Date) shall be subject to the further conditions precedent on the date of the making of such Extension of Credit:

         (a) Representations and Warranties. The representations and warranties of the Credit Parties contained in Section 6 of this Agreement, in the other Credit Documents and in any certificate furnished pursuant to this Agreement or the other Credit Documents shall be true and correct on and as of such date (unless such representations and warranties are made as of another date, in which case they shall true and correct as of such date).

         (b) No Default or Event of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the Extension of Credit being made on such date.

         (c) Maximum Amounts. After giving effect to the requested Extension of Credit, each of the following shall be true:

                  (i) the aggregate principal amount of Revolving Obligations shall not exceed the lesser of (x) the Aggregate Committed Amount and (y) the Borrowing Base minus $1,000,000; and

                  (ii) with regard to each Lender, such Lender's Revolving Commitment Percentage of Revolving Obligations outstanding at any time shall not exceed such Lender's Revolving Commitment Percentage of the Aggregate Committed Amount.

         (d)      Section 2 Conditions. Each of the conditions set forth in
Section 2 shall have been satisfied.

         (e) DIP Financing Orders. Either the Interim DIP Financing Order or Final DIP Financing Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed (except to the extent that the Interim DIP Financing Order is replaced and superseded by the Final DIP Financing Order) and shall be in form and substance satisfactory to the Administrative Agent.

         (f) No Order of Bankruptcy. No order of the Bankruptcy Court shall have been entered (i) authorizing the Credit Parties to borrow money pursuant to section 364 of the Bankruptcy Code from any Person (other than the Lenders pursuant to this Agreement or otherwise) or to obtain any other credit from any Person secured by a Lien on any of the assets of the Credit Parties pursuant to sections 364(c) or (d) of the Bankruptcy Code, or (ii) affording any creditor adequate protection under sections 361 through 364 of the Bankruptcy Code by granting a Lien in any Collateral, unless the Lenders consent to such a Lien or such Lien is junior and expressly subordinated in all respects to the Liens of the Collateral Agent in the Collateral.

         (g) Expiration of Interim Period. The obligation of the Lenders to extend credit under this Agreement after the Interim Period expires shall be subject to the further condition precedent that, in addition to the conditions set forth in this Section 5.2, the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Final DIP Financing Order has been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such order (i) shall be in full force and effect,
(ii) shall be in a form and substance satisfactory to the Administrative Agent and the Lenders, (iii) shall contain the provisions required to be contained in the Interim DIP Financing Order pursuant to Section 5.1(d) hereof, and (iv) shall not have been vacated, reversed, modified, amended or stayed pending appeal.

         Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that each of the conditions precedent in this Section 5.2 have been satisfied.

Item 32.
Item 33. SECTION 6
REPRESENTATIONS AND WARRANTIES

         To induce the Lenders and the Administrative Agent to enter into this Agreement and to make Extensions of Credit, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

(a)      6.1      FINANCIAL CONDITION.

         Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified (subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes):

                  (a) audited consolidated and consolidating balance sheets for the members of the Consolidated Group for the fiscal years ended December 31, 1999 and December 31, 2000, together with related audited consolidated and consolidating statements of operations, shareholders equity and cash flows for such fiscal years, in each case certified by Arthur Andersen LLP, certified public accountants; and

                  (b) after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections 7.1(a), (b) and (c)(ii).

(b)      6.2      NO CHANGES OR RESTRICTED PAYMENTS.

         Since December 31, 2000, (a) except as set forth on Schedule 6.2 and other than the commencement of the Bankruptcy Cases, there has been no circumstance, development or event relating to or affecting the members of the TP&S Group which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein, no Restricted Payments have been made or declared by any member of the TP&S Group.

(c)      6.3      ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with its Certificate of Incorporation and Bylaws (or other organizational or governing documents) and all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(d)      6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         (a) Subject to the entry of the DIP Financing Order, each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to execute, make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party.

         (b) Subject to the entry of the DIP Financing Order, the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) contravene such Person's Certificate of Incorporation or Bylaws or other comparable governing documents, (ii) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (iii) result in the creation or imposition of any Lien upon any of the property of such Person or any of its Subsidiaries, other than those in favor of the Collateral Agent pursuant hereto and the other Credit Documents or (iv) violate or conflict with any order, writ, judgment, injunction, decree or permit applicable to any Credit Party.

         (c) Except for the entry of each of the DIP Financing Orders, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than (i) those which have been obtained and are in full force and effect, (ii) such filings as are required by the Securities and Exchange Commission and (iii) other filings necessary to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

         (d) Subject to the entry of the DIP Financing Order, each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms without defense, setoff or counterclaim.

(e)      6.5      RESERVED.

         (a)

(f)      6.6      NO MATERIAL LITIGATION.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any Credit Party or against any of the Facilities or revenues of any Credit Party which (a) purports to affect the legality, validity or enforceability of any of the Credit Documents or (b) is reasonably likely to have a Material Adverse Effect.

(g)      6.7      NO DEFAULT.

         No Default or Event of Default has occurred and is continuing.

(h)      6.8      OWNERSHIP OF PROPERTY; LIENS.

         Each of the Credit Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the Credit Parties taken as a whole, and good title to, or a valid leasehold interest in, all its other property material to the Credit Parties taken as a whole, and none of such property is subject to any Lien, except for Permitted Liens.

(i)      6.9      INTELLECTUAL PROPERTY.

         Each Credit Party owns, or has the legal right to use, the Intellectual Property necessary for each of them to conduct its business as currently conducted, except to the extent the failure to do so would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Credit Parties does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(j)      6.10     NO BURDENSOME RESTRICTIONS.

(k)

         Neither the Certificate of Incorporation or Bylaws (or other organizational or governing documents) nor any Requirement of Law of any Credit Party would be reasonably expected to have a Material Adverse Effect.

(l)      6.11     TAXES.

(m)

         Each Credit Party has filed all post-petition federal and other tax returns and material reports required to be filed, and has paid all post-petition federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its Facilities, income or assets otherwise due and payable unless such unpaid taxes and assessments are (a) not yet past due or (b) being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate reserves determined in accordance with GAAP have been established on such Credit Party's books and records and no Lien with respect to nonpayment thereof has been asserted. No Credit Party is aware of any proposed tax assessments against it, with respect to any prior period, in excess of amounts accrued on its financial statements (as required to be accrued in accordance with GAAP), nor does any Credit Party anticipate any further material tax liability with respect to any open taxable years taken as a whole in excess of accrued amounts.

(n)      6.12     ERISA

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan;
(iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither any Credit Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) Neither any Credit Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 12.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under
Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

(o)      6.13     GOVERNMENTAL REGULATIONS, ETC.

         (a) No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. No Indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) The Borrower will not use any proceeds of the Loans for any purpose that is improper under the Bankruptcy Code.

         (c) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (d) No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

(p)      6.14     SUBSIDIARIES.

         (a) Set forth on Schedule 6.14(a) are all of the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         (b) Set forth on Schedule 6.14(b) are all of the Guarantors at the Closing Date. Each Guarantor is a member of the TP&S Group. The Borrower has no Domestic Subsidiaries that are in the "track" or "products and services" segment of the Borrower's business other than the Guarantors.

         (c) Set forth on Schedule 6.14(c) are all members of the Track Group at the Closing Date.

         (d) Set forth on Schedule 6.14(d) are all members of the P&S Group at the Closing Date.

         (e) Set forth on Schedule 6.14(e) are all members of the Transit Group at the Closing Date.

(q)      6.15     PURPOSE OF EXTENSIONS OF CREDIT.

         (a)      Loans.

                  (i) The proceeds of the Loans shall be used by the Borrower solely:

                           (A) to pay the payables owed by any member of the TP&S Group (other than any payables owed in connection with the Specified Contracts);

                           (B)      to repay amounts advanced under the
                  Emergency Note for costs incurred by the members of the TP&S Group;

                           (C) to pay TP&S Corporate Overhead Expense, TP&S Restructuring Expense and up to forty-two percent (42%) of General Corporate Overhead Expense and General Restructuring Costs;

                           (D) for general working capital purposes of the TP&S Group (subject to the limitations set forth in clause (C) above in the case of corporate overhead expense and restructuring costs) and adequate protection payments to the Pre-Petition Lenders for depreciation of equipment owned by the members of the TP&S Group (other than any equipment used in and necessary for completion of the Specified Contracts);

                  in each case in accordance with the TP&S Budget most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.1(e) (subject to the variance permitted under Section 7.14).

                  (ii) None of the proceeds of the Loans may be used to amortize, repay or prepay any Indebtedness of the Borrower or any of its Subsidiaries or Affiliates for borrowed money; provided, however, that the proceeds of the Loans may be used to (A) make adequate protection payments to the Pre-Petition Lenders and (B) make payments permitted under Section 6.15(a)(i).

         (b) Letters of Credit. The Letters of Credit shall be used for the purpose of providing credit support for, or in lieu of, bid and performance bonds required in connection with projects undertaken by any member of the TP&S Group (the "TP&S Letters of Credit") or credit support for, or in lieu of, miscellaneous bonds (including, without limitation, payment, licensure and workmen's compensation bonds) of any member of the TP&S Group (the "Miscellaneous Letters of Credit").

         (c) Restrictions. No proceeds of the Loans or the Collateral will be used by the Borrower or any other Person (including, without limitation, any statutory committee appointed in the Bankruptcy Cases) to (i) pay any professional fees and disbursements incurred by any party, including any Credit Party or statutory committee, in connection with prosecuting (but not investigating) any claim, suit, action, adversary proceedings or claim objection against or with respect to the Pre-Petition Agents, the Pre-Petition Lenders or any claims, rights, security interests or liens of any of them, (ii) object to or contest in any manner, or raise any defenses to, the validity, extent, perfection, priority or enforceability of the Revolving Obligations, the Liens granted to the Collateral Agent under this Agreement and the other Credit Documents, any other rights or interests of the Agents and the Lenders under this Agreement and the other Credit Documents or (ii) assert any claims or causes of action, including, without limitation, any actions under Chapter 5 of the Bankruptcy Code, against the Agents and/or the Lenders.

(r)      6.16     ENVIRONMENTAL MATTERS.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) Each of the facilities and Properties owned, leased or operated by any Credit Party (the "Facilities") and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by any Credit Party (the "Businesses"), and there are no conditions relating to the Businesses or Facilities that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Facilities contains, or has previously contained, any Materials of Environmental Concern at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf any Credit Party in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, the Facilities or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Credit Party in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(s)      6.17     DISCLOSURE.

         (a) Neither this Agreement, any of the financial statements delivered to the Administrative Agent and/or the Lenders, any other document, certificate or statement furnished to the Administrative Agent and/or Lenders (with the exception of budgets and projections) nor any of the information delivered in writing to the Bankruptcy Court by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         (b) The budget and projections furnished to the Administrative Agent and/or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby have been prepared in good faith on the basis of reasonable assumptions.

(t)      6.18     BANK ACCOUNTS.

         Schedule 6.18 contains a complete and accurate list of all bank accounts maintained by the Credit Parties with any bank or other financial institution.

(u)      6.19     INSURANCE.

         All policies of insurance of any kind or nature owned by or issued to any Credit Party, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are
(a) in full force and effect, (b) to the Credit Parties' knowledge, sufficient, and (c) of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person.

(v)      6.20     LABOR MATTERS.

(w)

         (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Credit Parties' knowledge, threatened against or involving any Credit Party, other than those which in the aggregate have no Material Adverse Effect.

         (b) There are no arbitrations or grievances pending against or involving any Credit Party, nor are there any arbitrations or grievances, to any Credit Party's knowledge, threatened involving any Credit Party, other than those which, in the aggregate, if resolved adversely to a Credit Party, would have no Material Adverse Effect.

         (c) There is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

         (d) There are no unfair labor practices charges, grievances or complaints pending or in process or, to each Credit Party's knowledge, threatened by or on behalf of any employee or group of employees of any Credit Party, other than those which in the aggregate, if adversely determined, would have no Material Adverse Effect.

         (e) There are no complaints or charges against any Credit Party pending or, to each Credit Party's knowledge, threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by any Credit Party of any individual, other than those which in the aggregate, if resolved adversely, would have no Material Adverse Effect.

         (f) Each Credit Party is in compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor, including, without limitation, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, except for such non-compliances that in the aggregate have no Material Adverse Effect.

Item 34.  SECTION 7
AFFIRMATIVE COVENANTS

         As long as any of the Revolving Obligations or Commitments remain outstanding, each Credit Party covenants and agrees with the Lenders and the Administrative Agent that:

(a)      7.1      FINANCIAL STATEMENTS.

         The Borrower shall furnish, or cause to be furnished, to the Administrative Agent and Lenders:

         (a) Audited Consolidated Financial Statements. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, an audited consolidated balance sheet of the Consolidated Group as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, all prepared in conformity with GAAP and certified by Arthur Andersen LLP, or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year.

         (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet of the Consolidated Group as of the end of such quarter, (ii) consolidated statements of income and cash flows of the

Consolidated Group, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower as fairly presenting the financial condition and results of operations of the Consolidated Group at such date and for such period (subject to normal year-end adjustments).

         (c)      Borrower-Prepared Financial Statements.

                  (i) Annual TP&S Group Financial Statements. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, a company-prepared consolidated balance sheet of the TP&S Group as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the TP&S Group for such fiscal year.

                  (ii)     Monthly Financial Statements.

                           (A) Consolidated Group. As soon as available, but in any event within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, company-prepared consolidated and consolidating balance sheets of the Consolidated Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for such monthly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal year-end audit adjustments.

                           (B) TP&S Group. As soon as available, but in any event within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty
                  (30) days after the end of each subsequent calendar month, company-prepared consolidated and consolidating balance sheets of the TP&S Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for the TP&S Group such monthly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal year-end audit adjustments.

                  (iii)    Cash Flow Reports for TP&S Group.

                           (A) Forecast. A report, in a form acceptable to the Administrative Agent, that includes a detailed cash flow projection (including the total amount of General Corporate Overhead Expenses and General Restructuring Costs and the allocation thereof) of the TP&S Group for the then upcoming thirteen weeks, on a consolidated and consolidating basis (each a "Forecast"), with (x) the initial Forecast to be for the period from October 1, 2001 through December 31, 2001 and to be delivered on or prior to October 11, 2001 and (y) each subsequent Forecast to be for the thirteen week period immediately following the end of the thirteen week period covered by the prior Forecast and to be delivered at least ten
                  (10) days prior to the commencement of such thirteen week period;

                           (B) Variance Analysis. Within four (4) Business Days after the end of each week, a variance analysis (the "Variance Analysis") reflecting a detailed comparison between actual cash flows for the TP&S Group through the end of the previous week on a consolidated and consolidating basis and those projected for such period in the Initial TP&S Budget, the Second 45-Day Budget or TP&S Budget, as the case may be, for such period, in each case in form reasonably acceptable to the Administrative Agent, together with a certificate from a Responsible Officer of the Borrower explaining any variances between the actual results from operations and the amounts set forth in the corresponding budget.

                  (iv) Accounts Payable Agings for TP&S Group. Concurrently with the delivery of the Forecast, a summary of the accounts payable agings of the TP&S Group in a form reasonably acceptable to the Administrative Agent.

                  (v) Surety Claims. Within five (5) Business Days of receipt, written notice of any notification from any surety of any member of the TP&S Group concerning claims made against such surety in connection with any significant project of such member of the TP&S Group, and, as soon as available, and in any event within five (5) Business Days after the receipt of such notification, a copy of any such notification.

         (d) Borrowing Base Certificate. Within thirty (30) days after the end of each calendar month, a statement of the Borrowing Base and its components as of the end of such calendar month, in substantially the form of Schedule 7.1(d) (the "Borrowing Base Certificate") and in substance satisfactory to the Administrative Agent, certified by the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower to be true and correct as of the date thereof; provided that the Borrower shall not be required to deliver the Borrowing Base Certificate for the month ending September 30, 2001 until November 9, 2001.

         (e)      Borrower-Prepared Budgets and Reconciliations.

                  (i)      [Reserved];

                  (ii) within twenty (20) days of the Filing Date, a business analysis for the TP&S Group in form, scope and substance satisfactory to the Administrative Agent that includes an evaluation of all open bonded contracts with values in excess of $50,000 (or such greater amount as determined by the Administrative Agent in its sole discretion) and details the cash flows of such bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter;

                  (iii) within thirty (30) days of the Closing Date, a business analysis for the TP&S Group in form, scope and substance satisfactory to the Administrative Agent that includes an evaluation of all open non bonded contracts with values in excess of $50,000 (or such greater amount as determined by the Administrative Agent in its sole discretion) to include a cash flow analysis of such non bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter that addresses the profitability of existing projects with large cash requirements in the near term;

                  (iv) itemized budgets for each member of the TP&S Group in form, scope and substance satisfactory to the Administrative Agent in its sole discretion (each, a "TP&S Budget"), with (A) the initial TP&S Budget to be for the 45-day period immediately following the Closing Date (the "Initial TP&S Budget") and to be delivered on or prior to the Closing Date, (B) the subsequent TP&S Budget to be for the 45-day period immediately following the end of the Initial TP&S Budget Period and to be delivered at least 15 days prior to the commencement of such 45-day period (the "Second 45-Day Budget"), and (C) each subsequent TP&S Budget to be for the 180-day period immediately following the end of the previous budgeted period and to be delivered at least 15 days prior to the commencement of such 180-day period;

                  (v) within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, an itemized report reconciling actual results from operations of each member of the TP&S Group for such calendar month with the Borrower's original 2001 business plan or with the revised Business Plan submitted and accepted by the Administrative Agent in accordance with Section 7.1(e)(vi) for such period, in each case in form reasonably acceptable to the Administrative Agent, together with a certificate from the chief financial officer of the Borrower explaining any variances between the actual results from operations and the amounts set forth in the corresponding business plan; and

                  (vi) on or before December 1, 2001, a business plan for the Consolidated Group in form, scope and substance satisfactory to the Administrative Agent (the "Business Plan").

All such financial statements and reports delivered pursuant to this Section 7.1 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.3(a).

(b)      7.2      CERTIFICATES; OTHER INFORMATION.

         The Borrower shall furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default under
         Section 8.15 or Section 8.16 has occurred and is continuing, or, if, in the opinion of such accounting firm, such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) Officer's Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a), 7.1(b) and 7.1(c)(ii) above, a certificate of a Responsible Officer, substantially in the form of Schedule 7.2(b), stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the Credit Parties have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions contained in this Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

                  (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit or which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

                  (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 7.1) and other financial information which the Borrower sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the SEC.

                  (e) Bankruptcy Court Matters. Promptly, copies of all pleadings, motions, applications, and other documents filed by any Credit Party with the Bankruptcy Court or distributed by any Credit Party to the office of the United States Trustee or to any official committee of creditors or interest holders.

(c)

                  (f) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

(d)      7.3      NOTICES.

         The Borrower shall give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a)      Defaults. Immediately (and in any event within two
         (2) days) after any Responsible Officer knows of the occurrence of any Default or Event of Default.

                  (b) Contractual Obligations. Promptly (and in any event within ten (10) days) after any Responsible Officer knows of the occurrence of any default or event of default under any post-petition Contractual Obligation of any Credit Party which would reasonably be expected to have a Material Adverse Effect.

                  (c) Legal Proceedings. Promptly (and in any event within ten (10) days) after any Responsible Officer knows of any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding), or any material development in respect thereof, affecting any Credit Party which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  (d) ERISA. Promptly (and in any event within thirty (30) days) after any Responsible Officer knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
         (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (e) Other. Promptly (and in any event within ten (10) days), any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

(e)      7.4      PAYMENT OF OBLIGATIONS.

         Subject to the DIP Financing Orders, each Credit Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (subject, where applicable, to specified grace periods), as the case may be, all material post-petition obligations of such Credit Party of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of such Credit Party.

(f)      7.5      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Subject to the DIP Financing Orders, each Credit Party shall (a) continue to engage in business of the same general type as conducted on the Closing Date by such Credit Party and similar or related businesses (including, without limitation, the provision of any services to rail transportation businesses); (b) preserve, renew and keep in full force and effect its corporate or other legal existence except as otherwise permitted by this Agreement; (c) take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; and (d) comply with all post-petition Contractual Obligations, its Certificate of Incorporation or Bylaws (or other organizational or governing documents) and all Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

(g)      7.6      MAINTENANCE OF PROPERTY; INSURANCE.

         Each member of the TP&S Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted) except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Agents, upon written request, full information as to the insurance carried.

(h)      7.7      BOOKS AND RECORDS; INSPECTION OF PROPERTY; DISCUSSIONS;
                  CONSULTANT; CRISIS MANAGER.

         (a) Each Credit Party shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities;

         (b) Each Credit Party shall permit, during regular business hours and upon reasonable notice to a Responsible Officer by the Administrative Agent, the Administrative Agent, and its representatives, to visit and inspect any of its Facilities that are used by any member of the TP&S Group and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which such Credit Party may not disclose without violation of a confidentiality obligation binding upon it);

         (c) Each Credit Party shall permit the Administrative Agent and the Lenders to discuss the business, operations, Facilities and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and, so long as any discussion takes place in the presence of a Responsible Officer, the Borrower's independent certified public accountants;

         (d) Each Credit Party shall cooperate fully with Policano & Manzo, LLC or any other consultant that is a "disinterested person" (as defined in Section 101(14) of the Bankruptcy Code) retained by the Administrative Agent and the Lenders (the "Consultant"), which cooperation shall include, without limitation, allowing the Consultant reasonable access to observe the Credit Parties' respective operations and financial records and projections, and the Borrower shall reimburse the Administrative Agent and the Lenders for all reasonable fees and expenses incurred by the Administrative Agent and the Lenders in connection with their retention of the Consultant;

         (e) The Borrower shall (i) continue to engage a crisis manager (the "Crisis Manager") to assist it in improving its cash management and financial reporting and developing a comprehensive business recovery plan in form reasonably acceptable to the Administrative Agent for presentation to the Administrative Agent and the Lenders, (ii) cause the Crisis Manager to meet periodically with the Administrative Agent and the Lenders to report on the Crisis Manager's findings, reports and recommendations, and (iii) refrain from terminating its current engagement of Glass & Associates, Inc. as Crisis Manager unless the Borrower immediately replaces Glass & Associates, Inc. with another Crisis Manager with similar experience and reputation, and upon similar terms and scope; and

         (f) Each Credit Party shall permit the Administrative Agent, on behalf of the Lenders, and its representatives (including representatives of the Lenders), to conduct an annual audit of the inventory and receivables of the Credit Parties, at the expense of the Borrower.

The cost of the inspection referred to in clause (b) above shall be for the account of the Credit Parties.

(i)      7.8      ENVIRONMENTAL LAWS.

         (a) Each Credit Party shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

         (b) Each Credit Party shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect.

(j)      7.9      [RESERVED].

(k)      7.10     [RESERVED].

(l)      7.11     ADDITIONAL GUARANTIES AND STOCK PLEDGES.

         (a) Domestic Subsidiaries. At any time that any Credit Party forms, creates or otherwise acquires any Domestic Subsidiary that is a part of the "track" or "products and services" segment of the Borrower's business, such Credit Party shall (i) notify the Administrative Agent within 10 days thereof and (ii) within 30 days thereof, (A) cause such Domestic Subsidiary to become a Guarantor by execution of a Joinder Agreement, (B) cause such Domestic Subsidiary to deliver with the Joinder Agreement such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, and
(C) deliver stock certificates and related pledge agreements or pledge joinder agreements (in form and substance satisfactory to the Administrative Agent) evidencing the pledge of 100% of the Capital Stock of such Domestic Subsidiary as security for the Revolving Obligations, together with undated stock transfer powers executed in blank.

         (b) Foreign Subsidiaries. At any time that any Credit Party forms, creates or otherwise acquires any Foreign Subsidiary that is a part of the "track" or "products and services" segment of the Borrower's business and that is directly owned by the Borrower or any Domestic Subsidiary, the Borrower shall
(i) notify the Administrative Agent within 10 days thereof and (ii) within 30 days thereof, (A) deliver, or cause delivery of, stock certificates and related pledge agreements or pledge joinder agreements (in form and substance satisfactory to the Administrative Agent) evidencing the pledge of 66% (or such greater percentage which would not result in material adverse tax consequences) of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Foreign Subsidiary as security for the Revolving Obligations, together with undated stock transfer powers executed in blank and (B) cause such Foreign Subsidiary to deliver such corporate formation and organizational documentation and opinions of counsel (regarding the enforceability and perfection of the stock pledge) as the Administrative Agent may reasonably request.

(m)      7.12     OWNERSHIP OF SUBSIDIARIES.

         The Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each member of the TP&S Group.

(n)      7.13     APPLICATION OF PROCEEDS.

         (a)      The Borrower shall use the Extensions of Credit as provided in
Section 6.15.

         (b) The Borrower shall use a portion of the proceeds of the Loans borrowed on the Closing Date to permanently repay amounts advanced under the Emergency Note for costs incurred by the members of the TP&S Group.

         (c) The Borrower shall deposit $995,000.00 of the proceeds of the initial Loans in a blocked account maintained with the Administrative Agent (such account, the "Expense Account"). The funds in the Expense Account shall be a deposit to be applied by the Administrative Agent to pay any unpaid General Corporate Overhead Expenses and General Restructuring Costs; provided that in no event shall the members of the TP&S Group pay more than 42% of the Borrower's total General Corporate Overhead Expenses and General Restructuring Costs. The Credit Parties agree that the amounts in the Expense Account shall be subject to the Collateral Agent's Lien and withdrawals by any Credit Party shall not be permitted.

(o)      7.14     COMPLIANCE WITH BUDGETS.

         As of the end of each week, the aggregate amount of actual disbursements for operating expenses by members of the TP&S Group during the period from the Closing Date to the end of such week shall not exceed the budgeted amounts for such period (as set forth in the related Initial TP&S Budget, Second 45-Day Budget or TP&S Budget, as the case may be) by more than
(i) five percent (5%) for all budgeted line items in the aggregate and (ii) ten percent (10%) for any individual line item on such budget (such line items as to which such variance requirement shall apply to be determined by the Administrative Agent in its sole discretion).

(p)      7.15     TP&S PAYMENT ACCOUNT; BONDED RECEIVABLES; PAYMENTS;
                  REINVESTMENT ACCOUNT.

         (a) TP&S Payment Account. The Borrower shall at all times maintain with the Administrative Agent a bank account for the members of the TP&S Group (the "TP&S Payment Account"). All proceeds of any account receivable or other receivables, and all cash from the sale of inventory or equipment, the rendition of services or otherwise, received by any member of the TP&S Group shall be received by such member of the TP&S Group as the Administrative Agent's trustee, and, within one (1) Business Day after receipt thereof, shall be delivered to the Administrative Agent in their original form duly endorsed in blank or deposit them in the TP&S Payment Account, as the Administrative Agent may direct. In addition, if any member of the TP&S Group receives any funds from any Person in connection with the return of any cash relating to cash collateralized obligations of any member of the TP&S Group, such member of the TP&S Group shall immediately deposit such funds into the TP&S Payment Account. If requested by the Administrative Agent in its sole discretion, each Credit Party shall instruct all of the account debtors in respect of its accounts receivables and other receivables related to the TP&S Group to make all payments with respect thereto directly to the TP&S Payment Account. All amounts in the TP&S Payment Account (including any amounts received directly by any member of the TP&S Group and which are held in trust for the Administrative Agent) shall be subject to the Administrative Agent's sole control and withdrawals by any member of the TP&S Group or any other Person shall not be permitted.

         (b) Bonded Receivables. The Borrower shall deliver written notice to the Administrative Agent at the close of each Business Day that includes (i) the aggregate amount of funds received and/or deposited in the TP&S Payment Account that constitute Bonded Receivables Proceeds and (ii) a breakdown of the amount of Bonded Receivables held in the TP&S Payment Account by bonded project. The Administrative Agent shall transfer collected funds that constitute Bonded Receivables Proceeds in the TP&S Payment Account to a segregated and blocked account for the members of the TP&S Group (the "Bonded Receivables Account"). All amounts in the Bonded Receivables account shall be subject to the Administrative Agent's sole control and withdrawals by any Credit Party shall not be permitted. The Administrative Agent shall release the transferred Bonded Receivables Proceeds for any project in the Bonded Receivables Account (A) only to pay the claims of subcontractors and materialmen or to reimburse the surety in the event the surety makes payment on such claims, but in each case only to the extent that funds attributable to such project were then held in the Bonded Receivables Account, and only upon sufficient documentation of such intended use which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent and (B) to pay labor, overhead and its expenses for such project, but only upon sufficient documentation of such intended use which documentation shall be acknowledged and consented to by the applicable surety and the Borrower and be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall transfer any Bonded Receivables Surplus Proceeds in the Bonded Receivables Account to the TP&S Payment Account upon receipt of sufficient documentation which identifies the amounts in the Bonded Receivables Account that constitute Bonded Receivables Surplus Proceeds and which is acknowledged and consented to by the applicable surety and the Borrower and is in form and substance reasonably satisfactory to the Administrative Agent.

         (c) Payments. All collected funds held in the TP&S Payment Account (after the transfer of the Bonded Receivables Proceeds therefrom) shall be applied by the Administrative Agent on a daily basis to repay the outstanding Revolving Obligations. Within the foregoing parameters, such payments shall be applied first to the Swingline Loans, then to the Revolving Loans and then to a cash collateral account to secure the LOC Obligations.

         (d) Reinvestment Account. No member of the TP&S Group or any other Person shall withdraw any funds from the Reinvestment Account unless (i) the withdrawn funds are promptly used to make a Qualifying Reinvestment and (ii) after giving effect to the withdrawal the aggregate principal amount of Revolving Obligations shall not exceed the sum of the Borrowing Base minus $1,000,000.

(q)      7.16     PAYMENT OF TAXES, ETC.

         Each Credit Party shall pay and discharge, before the same shall become delinquent, all lawful post-petition governmental claims, taxes, assessments, charges and levies, except where contested in good faith by proper proceedings, if adequate reserves therefor have been established on the books of such Credit Party in conformity with GAAP.

Item 35. SECTION 8
NEGATIVE COVENANTS

         As long as any of the Revolving Obligations or Commitments remain outstanding, each Credit Party covenants and agrees with the Lenders and the Administrative Agent that:

(a)      8.1      INDEBTEDNESS.

         No member of the TP&S Group shall contract, create, incur, assume or permit to exist, any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) Indebtedness existing on the Filing Date (including Indebtedness in respect of pre-petition surety obligations);

                  (c) purchase money Indebtedness (including Capital Lease Obligations) incurred after the Closing Date to provide all or a portion of the purchase price or costs of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

                  (d) unsecured intercompany Indebtedness owing by a member of the TP&S Group to another member of the TP&S Group to the extent permitted by Section 8.5;

                  (e) Indebtedness in respect of financed insurance premium obligations; and

                  (f) Support Obligations of any member of the TP&S Group in respect of Indebtedness permitted under this Section 8.1.

(b)      8.2      LIENS.

         No member of the TP&S Group shall contract, create, incur, assume or permit to exist, or apply to the Bankruptcy Court for authority to contract, create, incur, assume, suffer or permit to exist, any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

(c)      8.3      CONSOLIDATION, MERGER, DIVESTITURE, ETC.

         (a) No member of the TP&S Group shall enter into a transaction of merger or consolidation, except the Borrower or any Domestic Credit Party may be a party to a transaction of merger or consolidation with a Domestic Credit Party, provided that (i) if the Borrower is a party thereto, it shall be the surviving corporation and (ii) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto.

         (b)      No member of the TP&S Group shall make any Divestiture unless
(i) the consideration paid in connection therewith shall be cash or Cash Equivalents (and such payment shall be contemporaneous with consummation of such Divestiture), (ii) the Net Cash Proceeds of such Divestiture shall be tendered to the Administrative Agent for application in accordance with Section 3.3(b)(iii) and (iii) if such Divestiture is a Specified Divestiture, Travelers shall have consented in writing thereto.

         (c) No member of the TP&S Group shall liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution), other than in connection with a merger, consolidation or Divestiture permitted under this Agreement.

(d)      8.4      ACQUISITIONS.

         No member of the TP&S Group shall make any Acquisition.

(e)      8.5      INVESTMENTS.

         No member of the TP&S Group shall make any Investment in any Person except for Permitted Investments.

(f)      8.6      OWNERSHIP OF EQUITY INTERESTS.

         No member of the TP&S Group shall enter into any Equity Transaction.

(g)      8.7      FISCAL YEAR.

         The Borrower shall not change its fiscal year from a December 31 fiscal year end.

(h)      8.8      RESTRICTED PAYMENTS.

         No member of the TP&S Group shall make or permit any Restricted
Payments.

(i)      8.9      SALE LEASEBACKS.

         No member of the TP&S Group shall, directly or indirectly, become liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property, whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Domestic Credit Party or
(b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

(j)      8.10     NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the TP&S Group shall enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Facilities or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

(k)      8.11     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         No member of the TP&S Group shall enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) intercompany transactions expressly permitted by
Section 8.1, Section 8.3 or Section 8.5, (b) normal compensation and reimbursement of expenses of officers and directors (including any retention arrangements approved by the Administrative Agent) and (c) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

(l)      8.12     [RESERVED].

(m)      8.13     PAYMENT OF OTHER INDEBTEDNESS.

         (a) No member of the TP&S Group shall pay any Indebtedness arising prior to the Filing Date other than (i) pursuant to the Motion of the Debtors Pursuant to Section 105(a) of the Bankruptcy Code for Authorization to Pay Prepetition Claims of Trade Vendors in form and substance reasonably satisfactory to the Administrative

Agent and (ii) as permitted by orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

         (b) No member of the TP&S Group shall prepay any Indebtedness, except the Revolving Obligations in accordance with the terms of this Agreement.

         (n)      8.14     INVESTMENT BANKING AND FINDER'S FEES.

         Except as set forth on Schedule 8.14, no member of the TP&S Group shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, other than the fees payable pursuant to Section 3.5.

         (o)      8.15     MAXIMUM CAPITAL EXPENDITURES.

         (a) Track Group. The Credit Parties shall not permit the aggregate Track Group Capital Expenditures to exceed $250,000 for any of the months of October, November and December, provided that the unused amount available for such Capital Expenditures under this Section 8.15(a) for any month may be carried forward and used in any subsequent calendar month.

         (b) P&S Group. The Credit Parties shall not permit the aggregate P&S Group Capital Expenditures to exceed $262,000 for the month of October, $156,000 for the month of November and $177,000 for the month of December, provided that the unused amount available for such Capital Expenditures under this Section 8.15(b) for any month may be carried forward and used in any subsequent calendar month.

         (c) Periods After December 31, 2001. For each calendar month ending after December 31, 2001, Capital Expenditures of the Track Group and the P&S Group shall be subject to such limitations as the Administrative Agent shall establish (in consultation with the Borrower) based upon the Business Plan.

         (p)      8.16     MINIMUM TP&S GROUP EBITDA.

         (a) As of the end of October 2001, the TP&S Group EBITDA for such month shall be equal to or greater than $435,000.

         (b) As of the end of November 2001, the TP&S Group EBITDA for such month shall be equal to or greater than $435,000.

         (c) As of the end of December 2001, the TP&S Group EBITDA for such month shall not be less than ($565,000).

         (d) For each calendar month ending after December 31, 2001, the minimum TP&S Group EBITDA shall be subject to such requirements as the Administrative Agent shall establish (in consultation with the Borrower) based upon the Business Plan.

         (q)      8.17     NO MATERIAL PLEADINGS.

         (a) None of the Credit Parties shall file any Material Pleading without the prior written consent of the Required Lenders.

         (b) None of the Credit Parties shall consent to, support, encourage or assist the entry of an order with respect to a Material Pleading filed by any other Person without the prior written consent of the Required Lenders.


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

         (r)      8.18     MODIFICATION OF CONTRACTUAL OBLIGATIONS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights or obligations under, or fail to comply in all material respects with, any of its material post-petition Contractual Obligations (including, without limitation, any of the Financing Agreements); provided, however, that, (a) with respect to any Contractual Obligation (other than the Financing Agreements), the Borrower shall not be deemed in default of this Section 8.18 if such alterations, amendments, modifications, rescissions, terminations or waivers in the aggregate have no Material Adverse Effect and (b) with respect to any Financing Agreement, the Borrower shall not be deemed in default of this Section
8.18 if such alterations, amendments, modifications, rescissions, terminations or waivers are not materially adverse to the interests of the Administrative Agent and the Lenders; and provided, further, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to avoid having such breach or event of default have a Material Adverse Effect.

         (s)      8.19     ACCOUNTING CHANGES.

         No Credit Party shall make any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

Item 36. SECTION 9
PRIORITY AND LIENS

         (a)      9.1      PRIORITY AND LIENS.

         (a) Each of the Credit Parties hereby covenants, represents and warrants that, upon entry of the Interim DIP Financing Order (i) pursuant to
Section 364(c)(1) of the Bankruptcy Code, the Revolving Obligations shall at all times constitute allowed administrative expense claims in the Bankruptcy Cases with priority over all administrative expense claims and unsecured claims against the Credit Parties, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Sections 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), and 1114 of the Bankruptcy Code
and (ii) pursuant to Sections 364(c)(2) and 364(d) of the Bankruptcy Code, the Revolving Obligations shall at all times be secured by a perfected first priority Lien on all property and assets of each member of the TP&S Group, except for the Excluded Assets, subject in the case of both (i) and (ii) only to
(A) Senior Liens and (B) the Carve Out (defined below) in an aggregate amount not in excess of $1,050,000 (the "Carve-Out"). The Carve-Out may be used only to pay the fees and expenses of professionals employed by the Credit Parties, the fees and expenses of professionals employed by any statutory committee appointed by the Bankruptcy Court under Section 1102 of the Bankruptcy Code ("Statutory Committee"), and the expenses of members of any such Statutory Committee, provided that all such fees and expenses are authorized to be paid or approved by the Bankruptcy Court to the extent required under the Bankruptcy Code; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including the Credit Parties or any Statutory Committee, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Agents, the Lenders, the Pre-Petition Agents or the Pre-Petition Lenders, including, without limitation, challenging the amount, validity, priority or enforceability of, or asserting any defense, claim, counterclaim or offset to, the Pre-Petition Credit Agreement Obligations or the Revolving Obligations or the Liens of the Collateral Agent and the Lenders, under either the Pre-Petition Credit Facility or this Agreement, in respect thereof. The Lenders agree that so long as the Termination Date shall not have occurred or the Agents or the Lenders have not exercised any remedies as a result of an Event of Default, the Credit Parties shall be permitted to pay compensation and reimbursement of expenses accrued and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable pursuant to the order of the Bankruptcy Court, and the same shall not reduce the amount available under the Carve-Out. The foregoing shall not be construed as a consent to the allowance of any fees and expenses or bonuses referred to above and shall not affect the right of the Credit Parties, the Agents or the Lenders to object to the allowance and payment of such amounts. Notwithstanding any other provision of this Agreement to the contrary, the Carve-Out may be used to investigate (but not prosecute) prepetition Liens.

         (b) As to all real property the title to which is held by any of the Credit Parties, or the possession of which is held by any of the Credit Parties pursuant to a leasehold interest or otherwise, each of the Credit Parties hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Collateral Agent on behalf of the Lenders all of the right, title and interest of such Credit Party in all of such owned real property and in all such leasehold interests or other interests, together in each case with all of the right, title and interest of such Credit Party in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof, such assignment, conveyance and security interest to have the priorities set forth in Section 9.1(a)(i) and (ii) above.

         (c) Each of the Credit Parties acknowledges that, pursuant to the Interim DIP Financing Order or the Final DIP Financing Order, the Liens in favor of the Collateral Agent on behalf of the Lenders in all of such real property and leasehold interests, and all of the other Collateral, shall be perfected without the taking of any further action, including any recordation of any instruments of mortgage or assignment, or the recording or filing of any financing statements, notices of lien or other similar instruments.

Item 37. SECTION 10
EVENTS OF DEFAULT

(a)      10.1     EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a)      Payment. Any Credit Party shall

                  (i) default in the payment when due of any principal of any Loan, or

                  (ii)     default, and such default shall continue for three
         (3) or more Business Days, in the payment when due of (A) any reimbursement obligation under any Letter of Credit or (B) any interest on any Loan or on any reimbursement obligation under any Letter of Credit or (C) any fees or other amounts owing under this Agreement or any other Credit Documents or otherwise in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made (other than those which are untrue solely as a result of changes permitted by this Agreement); or

         (c)      Covenants.

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.5, 7.11, 7.13, 7.14, 7.15 or 8.1 through 8.19, inclusive; or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 10.1) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; or

         (d) Other Credit Documents. Except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of, or in connection with, a dissolution, merger or disposition permitted by this Agreement, any Credit Document shall fail to be (or any Credit Party or any Person acting by or on behalf of any Credit Party shall claim or allege in writing that any Credit Document is not) in full force and effect or to give the Agents and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. Except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by this Agreement, the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations hereunder or under any other Credit Document; or

         (f)      Defaults under Other Agreements.

                  (i) Financing Agreements. The occurrence of an "Event of Default" under the Transit Revolving Credit Agreement, the Bond Credit Agreement or the Bond Support Credit Agreement.

                  (ii) Other Indebtedness. With respect to any Indebtedness arising after the Filing Date (other than Indebtedness outstanding under this Agreement) in excess of $500,000 in the aggregate for the members of the TP&S Group taken as a whole, (A) (1) any member of the TP&S Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuation of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such post-petition Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (g) Judgments. Any Credit Party shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money relating to claims arising after the Filing Date which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $500,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (h) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse
Effect: (i) any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (i)      Ownership. There shall occur a Change of Control; or

         (j) Reorganization Plan. Any Credit Party shall file, or consent to, encourage, support or assist a filing by any other Person, with the Bankruptcy Court a reorganization plan in respect of any member of the TP&S Group that does not provide for payment in full in cash of the Revolving Obligations on the effective date thereof and that is not otherwise reasonably satisfactory to the Administrative Agent; or

         (k) Prepayment of Other Indebtedness. Any Credit Party shall pay any Indebtedness arising before the Filing Date other than (i) pursuant to the Motion of the Debtors Pursuant to Section 105(a) of the Bankruptcy Code for Authorization to Pay Prepetition Claims of Trade Vendors in form and substance reasonably satisfactory to the Administrative Agent and (ii) as permitted by orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Administrative Agent and the Lenders; or

         (l) Bankruptcy Cases. Any of the Bankruptcy Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Bankruptcy Cases; or any Credit Party shall file or support any application for the approval of, or there shall arise, any other claim (other than the Carve-Out) which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code granted to the Lenders hereunder; or the Bankruptcy Cases of the Borrower and any other member of the Consolidated Group shall be substantively consolidated or the Bankruptcy Cases of any Guarantor and any member of the Consolidated Group that is not a Guarantor shall be substantively consolidated; or

         (m) Relief to Lien Holders. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code permitting foreclosure on any asset of any Credit Party with a net depreciated book value in excess of $500,000; or

         (n) Appointment of Trustee. An order of the Bankruptcy Court shall be entered in any of the Bankruptcy Cases appointing a trustee, examiner or Responsible Officer with expanded powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) to operate the Borrower's business or a substantial portion thereof; or

         (o)      DIP Financing Orders.

                  (i) An order of the Bankruptcy Court shall be entered amending, supplementing, vacating or otherwise modifying the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders; or

                  (ii) An order of the Bankruptcy Court shall be entered staying for a period in excess of ten (10) days the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders (it being understood that the entry of an order of the Bankruptcy Court staying the Interim DIP Financing Order or the Final DIP Financing Order that is not consented to by the Administrative Agent and the Lenders shall constitute a "Default" under this Agreement); or

         (p) Final DIP Financing Order. The Final DIP Financing Order, in a form satisfactory to the Administrative Agent and the Lenders in their sole discretion, shall not have been entered by the Bankruptcy Court on or before the expiration of the Interim Period; or

         (q) Order of Bankruptcy Court. An order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in the Bankruptcy Cases which does not contain a provision for termination of all of the Commitments and payment in full in cash of the Revolving Obligations on or before the effective date of such plan.

(b)      10.2     ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuation of an Event of Default, without further order of, application to, or action by the Bankruptcy Court, the Administrative Agent (a) may, and shall upon the request of the Required Lenders, by written notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Extension of Credit shall immediately terminate, and/or (b) may, and shall upon the request of the Required Lenders, by written notice to the Borrower declare the Revolving Obligations, all interest thereon and all other amounts and obligations payable under this Agreement to be forthwith due and payable, whereupon the Revolving Obligations, all such interest, and all such amounts and the obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Interim DIP Financing Order or the Final DIP Financing Order, the automatic stay provided in Section 362 of the Bankruptcy Code shall be automatically vacated without further action or order of the Bankruptcy Court, and the Agents and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Credit Documents and applicable law, including without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

Item 38. SECTION 11
AGENTS

(a)      11.1     APPOINTMENT AND AUTHORIZATION OF AGENTS.

(b)

         (a) Each Lender hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Agents in this Section 11 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Section 11 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Banks.

(c)      11.2     DELEGATION OF DUTIES.

         Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         (d)      11.3     LIABILITY OF AGENTS.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the Facilities, books or records of any Credit Party or any Affiliate thereof.

         (e)      11.4     RELIANCE BY AGENTS.

         (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, each Agent shall, and in all other instances, each Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         (f)

         (g)      11.5     NOTICE OF DEFAULT.

         Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except for the Administrative Agent with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The applicable Agent will notify the Lenders of its receipt of any such notice. The Agents shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 10; provided, however, that unless and until the Agents have received any such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

(h)

(i)      11.6     CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by an Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable banking or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents herein, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(j)      11.7     INDEMNIFICATION OF AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and costs of counsel) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of any Agent.

(k)      11.8     AGENTS IN THEIR INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not an Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations


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

in favor of such Credit Party or such Affiliate) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent or the Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

(l)      11.9     SUCCESSOR AGENTS.

         The Administrative Agent may resign as Administrative Agent and/or the Collateral Agent may resign as Collateral Agent in each case upon 30 days' notice to the Lenders and the Borrower. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor for such Agent for the Lenders which successor Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of such Agent, such resigning Agent may appoint, after consulting with the Lenders and the Borrower, a successor for such Agent from among the Banks. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the resigning Agent and the term "Agent" shall mean such successor Agent and the resigning Agent's appointment, powers and duties as Agent shall be terminated. After any resigning Agent's resignation hereunder as such Agent, the provisions of this Section 11 and Sections 12.4 and 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor for such Agent has accepted appointment as such Agent by the date which is 30 days following a resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the resigning Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(m)      11.10    OTHER AGENTS; LEAD MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Item 39. SECTION 12
MISCELLANEOUS

(a)      12.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the Guarantors and the Agents, set forth below, and, in the case of the Lenders, set forth on Schedule 12.1, or at such other address as such party may specify by written notice to the other parties hereto:


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

         if to the Borrower or any Guarantor:

                  RailWorks Corporation
                  6225 Smith Avenue, Suite 200
                  Baltimore, MD 21209
                  Attention: Chief Financial Officer
                  Telephone: 410-580-6000
                  Facsimile: 410-580-6099

                  with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, NY 10019
                  Attention: Leslie Mazza, Esq. and Paul Shalhoub, Esq.
                  Telephone: 212-728-8000
                  Facsimile: 212-728-8111

                           and

                  Whiteford, Taylor & Preston
                  Seven Saint Paul Street
                  Baltimore, MD 21202
                  Attention: Martin T. Fletcher, Esq.
                  Telephone: 410-347-8737
                  Facsimile: 410-625-7510

         if to the Administrative Agent or the Collateral Agent:

                  Bank of America, N.A.
                  8300 Greensboro Drive
                  Suite 800
                  McLean, VA 22102
                  Attention: Peggy M. Dugan
                  Telephone: 703-761-9267
                  Facsimile: 703-761-8557

                  with a copy to:

                  Moore & Van Allen, PLLC
                  Bank of America Corporate Center
                  100 North Tryon Street, Floor 47
                  Charlotte, NC 28202-4003
                  Attention: David Eades
                  Telephone: 704-331-1044
                  Facsimile: 704-331-1159

                           and

                  Ober, Kaler, Grimes & Shriver
                  120 East Baltimore Street
                  Baltimore, MD 21202-1643
                  Attention: Patrick K. Cameron
                  Telephone: 410-685-1120
                  Facsimile: 410-547-0699


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

(b)      12.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.14 or Section 12.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. NOTWITHSTANDING THE FOREGOING, NO LENDER (NOR ANY PARTICIPANT OF A LENDER) SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

(c)      12.3     SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans (including for purposes of this subsection
(b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the assignment and acceptance agreement with respect to such assignment (the "Assignment and Acceptance") is delivered to the Administrative Agent, shall not be less than $1,000,000 unless the Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swingline Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
12.5 and 12.9). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this


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

subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at its office in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(d) as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 12.3(b), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon 5 Business Days' notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or as Swingline Lender, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Prime Rate Loans or fund participations in Letters of Credit pursuant to Section 2.6(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Prime Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.7.

(d)      12.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

(e)      12.5     PAYMENT OF EXPENSES; INDEMNITY, ETC.

         (a) Payment of Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, expenses incurred in connection with due diligence) of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery, administration, waiver, modification and enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders and the reasonable fees and expenses of any financial consultant retained by the Agents and the Lenders).

         (b) Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than either Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Revolving Obligations and the resignation or removal of either Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Credit Party, the Agents and the Lenders under this Agreement or any other Credit Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.


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

(f)      12.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Credit Parties, provided, however, that:

         (a) without the consent of each Lender affected thereby, neither this Agreement nor any of the other Credit Documents may be amended to

                           (i) extend the final maturity of any Loan, or any portion thereof; or extend the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                           (ii) reduce the rate or extend the time of payment of interest thereon or fees hereunder (other than as a result of waiving the applicability of any increase in interest rates or Fees after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis),

                           (iii) reduce or waive the principal amount of any Loan, or any portion thereof, or reduce or waive the principal amount of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                           (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute an increase in the Commitment of any Lender),

                           (v) except as the result of or in connection with a dissolution, merger or disposition of a Credit Party permitted by this Agreement, release the Borrower or all or substantially all of the Credit Parties from its or their obligations under the Credit Documents,

                           (vi) except as the result of or in connection with a Divestiture permitted under this Agreement, release all or substantially all of the collateral,

                           (vii)    amend, modify or waive any provision of this
                  Section 12.6 or Section 3.10, 3.13, 3.14, 3.15, 10.1(a), 12.2,
                  12.3, 12.5 or 12.9,

                           (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

                           (ix) consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

         (b) without the consent of the Agents, no provision of Section 11 may be amended; and

         (c)      without the consent of the Issuing Lender, no provision of
         Section 2.1(b), 2.2(a)(ii), 2.6 or 3.5(a)(ii) may be amended.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.


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

(g)      12.7     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(h)      12.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(i)      12.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.6(i), 3.10, 11.7 or 12.5 shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

(j)      12.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

         (b) The Bankruptcy Court shall have exclusive jurisdiction over any motion, claim or dispute arising from or relating to this Agreement or any other Credit Document. Any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the Bankruptcy Court or the United States District Court for the District of Maryland and, by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such court.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(k)      12.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.


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

(l)      12.12    ENTIRETY.

         This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

(m)      12.13    BINDING EFFECT; TERMINATION.

         (a) This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agents, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

         (b) The term of this Agreement shall commence on the effective date pursuant to subsection (a) above and shall continue until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

(n)      12.14    CONFIDENTIALITY.

         Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(o)      12.15    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:


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                  (a)      no part of such funds constitutes assets allocated to
         any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA or such insurance company meets the requirements of Department of Labor Exemption 95-60; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 12.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(p)      12.16    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Agreement shall control. To the extent that there is a conflict or inconsistency between any provision of any Credit Document, on the one hand, and any provision of the DIP Financing Order, on the other hand, the DIP Financing Order shall control.

(q)      12.17    LIMITATION ON LIABILITY.

         NO CLAIM MAY BE MADE BY THE ADMINISTRATIVE AGENT, ANY CREDIT PARTY, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY CREDIT PARTY OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         SUBJECT TO THE RIGHT OF THE STATUTORY COMMITTEE AND ANY OTHER PARTY IN INTEREST TO PURSUE SUCH A CLAIM, WHICH IS HEREBY CONFERRED FOR THE PERIOD SET FORTH BELOW, EACH OF THE CREDIT PARTIES HEREBY WAIVES ANY AND ALL CLAIMS OF ANY NATURE IT MAY HAVE AGAINST THE AGENTS, THE LENDERS, THE PRE-PETITION AGENTS OR THE PRE-PETITION LENDERS THAT AROSE PRIOR TO THE FILING DATE, INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR PREFERENCE, FRAUDULENT CONVEYANCE, OR ANY CLAIMS ATTACKING THE PERFECTION, VALIDITY OR ENFORCEABILITY OF THE SECURITY INTERESTS, MORTGAGES OR LIENS GRANTED IN CONNECTION WITH THE PRE-PETITION CREDIT FACILITY. THIS WAIVER SHALL BE BINDING ON ANY CHAPTER 7 OR CHAPTER 11 TRUSTEE, EXAMINER, OR COURT APPOINTED COMMITTEE PURSUANT TO SECTION 1102 OF THE BANKRUPTCY CODE, UPON THE EXPIRATION OF NINETY (90) DAYS FROM THE FILING DATE, UNLESS AN ACTION OR PROCEEDING HAS BEEN INSTITUTED BY SUCH ENTITY. THE CREDIT PARTIES' WAIVER UNDER THIS SECTION SHALL BE IMMEDIATELY BINDING ON ALL OTHER ENTITIES.


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[Signature Page to Follow]


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           RAILWORKS CORPORATION,
                                    a Delaware corporation



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

GUARANTORS:                CPI CONCRETE PRODUCTS INCORPORATED,
                                    a Tennessee corporation
                                    CRANEQUIP INC.,
                                    a Delaware corporation
                                    GANTREX CORPORATION,
                                    a Pennsylvania corporation
                                    MIDWEST CONSTRUCTION SERVICES INC.,
                                    an Indiana corporation
                                    NEOSHO CENTRAL AMERICA, INC.,
                                    a Kansas corporation
                                    NEOSHO CONSTRUCTION COMPANY, INCORPORATED, a Kansas corporation
                                    RAILWORKS RAIL PRODUCTS & SERVICES, INC., a Kansas corporation
                                    RAILWORKS WOOD PRODUCTS, INC.,
                                    a Delaware corporation
                                    U.S. RAILWAY SUPPLY, INC.,
                                    an Indiana corporation
                                    WOOD WASTE ENERGY, INC.,
                                    a Virginia corporation
                                    DURA-WOOD, LLC,
                                    a Delaware limited liability company
                                    RAILWORKS TRACK SERVICES, INC.,
                                    an Indiana corporation
                                    RAILWORKS TRACK SYSTEMS, INC.,
                                    a Nevada corporation
                                    RAILWORKS TRACK SYSTEMS - TEXAS, L.P.,
                                    a Texas limited partnership
                                    RAILWORKS CANADA, INC.,
                                    a Delaware corporation



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

ADMINISTRATIVE
AGENT:                              BANK OF AMERICA, N.A.,
                                    in its capacity as Administrative Agent



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

LENDERS:                            BANK OF AMERICA, N.A.,



                                    By:
                                       ----------------------------------------
                                    Name: